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                                                                    EXHIBIT 10.9

[GEOTEL LOGO] GEOTEL COMMUNICATIONS CORPORATION

                              Agreement #QTS990426

                             DISTRIBUTION AGREEMENT
                                      FOR
                             ICR AND SICR PROGRAMS

The Distribution Agreement ("Agreement") is made as of April 26, 1999 ("Effective Date") by and between GeoTel Communications Corporation, a Delaware corporation, with its principal place of business at 900 Chelmsford Street, Tower II, Floor 12, Lowell, Massachusetts, USA 01851 ("GeoTel") and Quintus Corporation with its principal place of business at 47212 Mission Fall Court, Fremont, CA 94539 ("Quintus" or "Distributor").

In consideration of the mutual covenants and agreements contained in this Agreement, GeoTel and Quintus hereby agree as follows:


1.   DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

     "ACCEPTANCE CRITERIA" means the acceptance criteria for the Programs as articulated in this Agreement and in Exhibit A.

     "ACCEPTANCE DATE" means the date on which the Programs or Services are accepted as described by this Agreement.

     "CUSTOMER(S)" means the third party customers of Quintus, the third party customers of Quintus' resellers, or both as the context requires.

     "DESIGNATED COMPUTER" means the computer(s) designated on an Order or if not so designated, the computer(s) on which the Program(s) are first installed.

     "DOCUMENTATION" means GeoTel's then-current, published user documentation containing the operating instructions for the Programs.

     "EXTENDED TERM" means the term of any extensions beyond the Initial Term of this Agreement.

     "FIRST LEVEL SUPPORT" shall have the meaning specified in GeoTel's Support Policy attached hereto in Exhibit C.

     "INITIAL TERM" means the initial term of this Agreement as set forth in Exhibit B.

     "INSTALLATION CERTIFICATE" means the document issued by GeoTel upon the successful completion of the Program installation by GeoTel at specified Quintus or Customer locations.

     "INSTALLATION SERVICES" means the installation services described in this Agreement and in GeoTel's Support Policy attached hereto in Exhibit C, and documented in a completed and signed Order.

     "ICR PROGRAM(S) means the programs known as GeoTel's proprietary Intelligent CallRouter program(s) and associated software programs, tools and utilities. See Exhibit B for a detailed description.

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     "NEW RELEASE" shall have the meaning specified in GeoTel's Support Policy
(a copy of which is attached hereto in Exhibit C).

     "ORDER" shall mean the GeoTel standard order form (the "Order Supplement") or Quintus' valid written purchase order (the "Purchase Order") which references this Agreement by Agreement number, is completed and signed by GeoTel and Quintus and contains sufficient information for GeoTel to configure, ship, and issue an invoice for the Programs and Services. The Order shall establish the Program licenses granted and the Services which are to be provided hereunder.

     "PRICES, COMMITMENT AND DISCOUNTS SCHEDULE" means the prices for Programs and Services and discounts offered to Quintus for same under this Agreement and the annual purchase commitment by Quintus and set forth in Exhibit D.

     "PROFESSIONAL SERVICES" means the professional and consulting services performed by GeoTel from time to time in accordance with this Agreement and documented in a completed and signed Order.

     "PROGRAM" OR "PROGRAMS" means (i) the GeoTel computer software programs (which shall be distributed in object code form only) listed in Exhibit B and in a completed and signed Order; (ii) related Documentation furnished by GeoTel to Quintus, and (iii) if issued under Support Services, New Releases of the Programs (which shall be distributed in object code form only) furnished by GeoTel, but (iv) specifically excludes Work Product.

     "QUINTUS PARTNERS" or "THIRD PARTY DISTRIBUTORS" means distribution partners of Quintus who have been authorized under and in accordance with this Agreement to use, distribute and sublicense the Programs.

     "SECOND LEVEL SUPPORT" shall have the meaning specified in GeoTel's Support Policy attached hereto in Exhibit C.

     "SERVICES" means Professional, Support, Installation, and Training
Services.

     "SICR PROGRAM(S)" means the Programs known as GeoTel's proprietary Site Intelligent CallRouter program(s) and associated software tools and utilities. See Exhibit B for a detailed description.

     "SUPPORT SERVICES" shall mean technical support services described in GeoTel's Support Policy (a copy of which is attached hereto in Exhibit C), this Agreement, and documented in an Order.

     "TERM" means the initial Term and, if any, the Extended Term(s).

     "TERRITORY" means the geographic areas as set forth in Exhibit B.

     "THIRD PARTY LICENSE(S)" means written license agreements entered into between Quintus and its Customers, or between a reseller and its Customers, which are subject to other requirements as specified herein.

     "THIRD PARTY PRODUCTS" hardware and software, including upgrades thereto, that are designated by GeoTel as required for the operation of the Programs in conformance with the applicable Documentation. Third Party Products specifically exclude the Programs and Work Product, and may include, but are not limited to, those hardware and software products listed in Exhibit E. Third Party Products are not available form GeoTel and must be acquired by Quintus or Customer directly from third party suppliers or integrators.

     "TRADEMARKS" means those GeoTel trademarks which relate to the Programs Quintus is authorized to distribute.

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     "TRAINING SERVICES" shall mean training to be performed by GeoTel from time to time, at Quintus or Customer's request, in accordance with this Agreement and GeoTel's Training Catalog, and documented in an Order.

     "WORK PRODUCT" shall mean any and all ideas, know-how, techniques, materials, data, software or any deliverable produced or developed by GeoTel and/or delivered to Quintus or Customer in the performance of Professional Services or Installation Services, including, but not limited to, enhancements or modifications made to the Programs.

2.   GRANT OF RIGHTS

     2.1  ICR Programs

          2.1.1 Subject to an Order, GeoTel grants Quintus a non-exclusive, non-transferable right to distribute and sublicense the ICR Programs to its Customers in the Territory during the Term pursuant to Third Party Licenses with such Customers provided that a Third Party License to a Customer may not be reissued to another Customer without a new Order.

          2.1.2 Subject to an Order, GeoTel grants Quintus a non-exclusive, non-transferable right to internally use one (1) ICR Program lab systems, tools and utilities in the Territory during the Term for the sole purpose of providing technical support services to its Customers.

     2.2  SICR Programs

          2.2.1 Subject to an Order, GeoTel grants Quintus a non-exclusive, non-transferable right to distribute and sublicense the SICR Programs to its Customers in the Territory during the Term pursuant to Third Party Licenses with such Customers provided that a Third Party License to a Customer may not be reissued to another Customer without a new Order.

          2.2.2 Subject to an Order, GeoTel grants Quintus a non-exclusive, non-transferable right to internally use one SICR Program lab systems, tools and utilities in the Territory during the Term for the sole purpose of providing technical support services to its Customers.

     2.3  Trademarks

          2.3.1 GeoTel grants Quintus a non-exclusive, non-transferable right to use its Trademarks in the Territory during the Term solely in connection with the marketing, distribution and licensing of the Programs.

          2.3.2 Quintus shall use the Trademarks in compliance with GeoTel's Trademark Use Guidelines which will be provided upon request. The Programs shall at all times be branded with the Trademarks.

          2.3.3 Quintus agrees to assist in the registration of the Trademarks in the Territory in the name of GeoTel or its licensors and with the renewal and maintenance of such registration as GeoTel may reasonably request. Any costs incurred by Quintus and pre-approved in writing by GeoTel in connection with such registration, renewals and maintenance shall be reimbursed by GeoTel.

          2.3.4 Quintus agrees that all use and registration of the Trademarks shall inure to the benefit of GeoTel. Quintus shall have no right to register any such Trademarks in its own


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          name or right, whether as owner, user or otherwise, without the prior written consent of GeoTel.

     2.4  Limitations

          2.4.1 Thirty days prior to the termination date, Quintus will provide GeoTel with a list of Customers that have a valid quote from Quintus. Quintus' right to distribute, sublicense or use the Programs or Trademarks shall cease upon the termination of this Agreement except for the customers defined on the submitted list for which an order will be accepted within 90 days after the termination date.

          2.4.2 Any licenses granted by Quintus to its Customers for Customers' use of the Programs shall continue after the termination of this Agreement unless such licenses terminate in accordance with the terms and conditions of the Third Party License.


          2.4.3 The grant of rights described in Section 2 are subject to Quintus' compliance with the terms and conditions of this Agreement.

          2.4.4 Subject to the written consent of GeoTel and at GeoTel's sole discretion, Quintus may authorize Quintus Partners to distribute and sublicense the Programs to customers in accordance with the terms of this Agreement.

          2.4.5 Quintus' shall only distribute, sublicense or use the Programs or Trademarks in combination with Quintus' core product set and when integrated with the Quintus CTI Products. The total product solution offered by Quintus should be comprised substantially of Quintus core products. If GeoTel determines that Quintus has proposed to distribute, sublicense or use the Programs or Trademarks without the Quintus CTI Products product then, upon GeoTel's sole discretion, this Agreement can be terminated.

     2.5  Change of Designated Computer

          2.5.1 ICR and SICR Programs licensed for use at a Customer's site may be moved to another computer at such Customer's site of like configuration to the Designated Computer or the Designated Computer may be moved to another location within such Customer's organization free of charge.

          2.5.2 Notwithstanding anything to the contrary, nothing in this Agreement shall be deemed to grant Quintus or Customers the right to use or allow the use of a Program on more than one Designated Computer concurrently for each license granted.



3.   QUINTUS OBLIGATIONS

     3.1 All licenses granted by Quintus hereunder shall be made pursuant to Third Party Licenses. The aforementioned obligation shall also apply to Quintus Partners, if any are expressly authorized by GeoTel to distribute and sublicense the Programs, and any and all subsequent licensees in its distribution channel that are approved by GeoTel. Each Third Party License shall be signed by each party to such agreement and shall contain, at a minimum, the Minimum Flow-down Terms, set forth in Exhibit F. If any Third Party License deviates from these Minimum Flow-down Terms, Quintus shall defend, indemnify and hold GeoTel harmless from and against any liabilities or damages it incurs as a result of such deviation. Quintus shall enforce the obligations of each Customer under each Third Party License and shall promptly report to GeoTel any breach of such agreements; furthermore, Quintus shall provide for GeoTel's direct enforcement of such obligations in the Third Party Licenses in the event Quintus fails to enforce such obligations.

     3.2 No Third Party License shall: (i) obligate GeoTel to directly provide installation, training, support, maintenance, or other services to any third party unless expressly agreed to in writing by GeoTel; (ii) obligate GeoTel under any warranty, indemnification or other rights granted to Quintus; (iii) provide for


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modifications or enhancements to the Programs other than as authorized by
GeoTel; or (iv) adversely affect GeoTel's ownership rights to the Program or the economic interests of GeoTel.

     3.3  Quintus shall, at its own expense, perform the following during the
Term:

          (a) Quintus shall (i) maintain a sales and marketing program in the Territory to market the Programs, (ii) perform all necessary advertising to promote the Programs and (iii) in general, use every effort to sell the Programs.

          (b) Quintus shall submit to GeoTel, at least five (5) working days prior to the beginning of each calendar quarter, a non-binding revenue forecast for the ensuing six (6) month period.

          (c) Quintus may provide GeoTel with timely reports detailing marketing or technical information on competitive products, special sales or service suggestions, and competitive announcements and shall respond promptly to all reasonable inquiries and requests for help by GeoTel.

          (d) Quintus will work with GeoTel to develop and approve a joint press release to announce this Agreement. From time to time, Quintus and GeoTel will jointly announce any significant new Customers. Public announcements identifying specific Customers will be made only after securing Customer's consent.

          (e) Quintus shall be responsible for billing and collecting all amounts due from Customers.

          (f) All Programs and Documentation licensed by Quintus shall be labeled, packaged and sold by Quintus AS GeoTel products in accordance with all GeoTel labeling, packaging and product standards except as otherwise expressly set forth herein.

          (g) Quintus shall keep correct and complete records of each Customer to whom it has granted a license to the Programs.

     3.4 Quintus Starter Package. In connection with the distribution rights granted to Quintus hereunder, GeoTel shall provide Quintus with: (a) thirty-five (35) copies of its Sales Demonstration Tool consisting of an Authorware presentation prepared by GeoTel; (b) twenty-five (25) copies of the GeoTel data sheets and (c) ten (10) copies of article reprints for demonstration and marketing purposes and (d) two copies of GeoTel's Lab System Programs (Installation and Support Services for same will only be provided at GeoTel's standard fees) for internal use for development purposes and to support Distributor's installation and support service offerings. Additionally, GeoTel shall provide to Quintus five(5) days of sales training and 5 days per quarter of technical training at GeoTel's training facility, located in Lowell, Massachusetts, for up to five (5) people. The training schedule shall be by mutual agreement of the parties. Both parties agree to use reasonable efforts to schedule all such training to take place within ninety (90) days of the Effective Date.

     3.5 GeoTel Documentation. For the onetime fee of $25,000.00, GeoTel shall provide Quintus with its Documentation in electronic form for the following purpose with such fee to be paid to GeoTel prior to delivery of same. Quintus may include limited portions of this Documentation in Quintus' documentation so as to assist its Customers with the use of Quintus' products and services to be distributed with the GeoTel Programs as described herein. This section only grants Quintus limited rights and does not grant Quintus the right to distribute GeoTel's Documentation except when same is purchased by Quintus for distribution. Furthermore, the rights granted in this section are not intended to eliminate the need for Quintus or its Customer to purchase additional Documentation from GeoTel as needed or required for use of the Programs.


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4.   GEOTEL'S OBLIGATIONS

     GeoTel shall, at its own expense, provide Quintus with all relevant technical information regarding the Programs and timely reports detailing marketing or technical information on Programs, competitive products, special sales or service suggestions, competitive announcements and shall respond promptly to all inquiries and reasonable requests for help from Quintus.

5.   INSTALLATION

     5.1 Installation Services. For the initial term of the Agreement, Quintus shall subcontract the installation, as described in the Installation Policy, of the Program to GeoTel for the pricing set forth in Exhibit D plus reasonable travel and living expenses. If the parties agree to an Extended Term and at such time as Quintus has successfully completed GeoTel's Implementation and Support Certification Program Requirements, then Quintus shall have the right to assume complete responsibility for installation of the Programs.

     5.2 Project Plan. Programs and Services ordered by Quintus hereunder will serve as components of a complete Quintus solution comprised of Programs, Services and Third Party Products. With respect to each Order, for which GeoTel will be responsible for installation, GeoTel, Quintus, and Customer will cooperate to define a mutually agreeable project plan (the "Project Plan") that details the project requirements (including required Programs, Services and Third Party Products), project dependencies, the respective responsibilities of GeoTel, Quintus, Customer and third party suppliers, and the relative milestone dates for completion of each phase of the project. GeoTel, Quintus, and Customer shall apply commercially reasonable efforts to meet the milestone dates, including, but not limited to, installation and delivery dates. In the event that GeoTel, Quintus, or Customer cannot meet a milestone date, such party shall notify the other parties, and the parties will mutually agree upon a revised milestone date.

     5.3 Third Party Products. Quintus or Customer shall be responsible for obtaining any and all Third Party Products in accordance with the Project Plan plus integration and configuration of the Programs with the third Party Products. GeoTel is not responsible for selling, licensing, manufacturing, or providing Services relative to Third Party Products.

     5.4 Other Requirements. Quintus or Customer will plan, select and order the quantity, types and providers of telephone, data access lines or circuits, local area and wide area network hardware and network services and will arrange for the wiring, interconnection, delivery and setup of same, as the case may be, at a demarcation point mutually agreed upon by Quintus or Customer, as applicable, and GeoTel. Quintus or Customer, as applicable, will take appropriate steps to assure that the date for GeoTel installation will not be delayed due to non-availability of such lines, circuits, local area or wide area network hardware or services. Quintus or Customer, as applicable, shall provide, at its expense, one telephone access line for remote support and testing of the Programs and business use of GeoTel at the demarcation point. GeoTel shall also advise Quintus of any additional Quintus or Customer responsibilities to enable installation of Programs by GeoTel.

6.   TRAINING

GeoTel will provide, at its training facilities, Training Services ordered by the Quintus under the terms and conditions of this Agreement and at the current prevailing fees for such training reflected on the relevant Order plus incidental and out-of-pocket expenses.

7.   SUPPORT SERVICES

     7.1 Quintus shall provide First level support to directly to it's customers.



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     7.2  GeoTel shall provide Quintus with Second Level Support and Quintus will be required to pay GeoTel's annual Support Services fees as stated in the Prices, Commitment and Discounts Schedule for such support based on all Programs purchased and installed.

     7.3 The initial term of Support Services shall be for a period of one (1) year from the day after the expiration of the Warranty Period. Support Services shall continue for additional one (1) year terms pursuant to GeoTel's policies and fees applicable on the date of renewal, unless, not less than thirty (30) days prior to the date upon which the then-current term is due to end, Quintus notifies GeoTel in writing of its intention to terminate Support Services for itself or Customers.

     7.4 GeoTel may, where appropriate, prorate Support Services fees so that Support Services for all Programs on a single Designated Computer or in a single local area network are renewable on the same date, even if all the Programs or Support Services were not ordered at the same time. Should GeoTel designate such a common renewal date, then renewal and/or termination shall take place with reference to that date.

     7.5 Reinstatement of lapsed Support Services is subject to a reinstatement fee of $25,000.

     7.6 GeoTel shall have no obligation to provide Second Level Support or to otherwise provide Support Services to any party other than Quintus.

8.   PROFESSIONAL SERVICES

     8.1 GeoTel may provide Professional Services ordered by Quintus under the terms and conditions of this Agreement and GeoTel's then-current policies and pricing for same. All rights, title and interest in and to any and all Work Product are and shall remain the exclusive property of GeoTel. Unless otherwise specified, GeoTel grants Quintus a limited license to distribute, sublicense and use the Work Product with such license right being consistent with, limited to and coterminous with the rights granted to Quintus for the Programs, or Documentation, as applicable. Unless otherwise agreed to by the parties in writing, Installation and Support Services shall not be provided for Work Product.

     8.2 Unless otherwise agreed to, Professional Services will be performed on a time and materials basis.

     8.3 Quintus will pay for reasonable and customary pre-approved expenses incurred by GeoTel in the performance of such services, including travel and living expenses for GeoTel's personnel.

     8.4  Quintus Responsibilities

          8.4.1 Quintus and Customer shall reasonably cooperate with GeoTel in performing the services, including providing GeoTel with safe and timely access to its computer systems, personnel, facilities, utilities and information reasonably necessary to the performance of the services at no charge to GeoTel. Quintus and Customer are responsible for the accuracy and completeness of the information and data supplied to GeoTel for use hereunder.

          8.4.2 Quintus and Customer shall provide complete back-up for any data and programs that may be affected by GeoTel's performance of the services. GeoTel shall not be responsible for the protection or loss of any data or programs of Quintus or Customer.

9.   ACCEPTANCE

     9.1 Acceptance Of Programs Installed By GeoTel. The parties agree that the Programs specified in the applicable Order for which GeoTel will provide Installation Services shall be subject to the Acceptance Criteria. Quintus shall be deemed to have accepted all Programs on the fifteen (15th) calendar day after the date the Programs are installed by GeoTel at Quintus' or Customer's site and


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GeoTel has issued an Installation Certificate certifying such installation as complete. If Quintus determines that the Programs are not in accordance with the Acceptance Criteria and notifies GeoTel in writing within fifteen (15) days following issuance of an Installation Certificate, acceptance of the Programs shall be deferred until such time as GeoTel and Quintus agrees that the Programs are in accordance with the Acceptance Criteria. The acceptance period for add-on Orders to an existing installed central site shall be ten (10) days after the Installation Certificate has been issued.

     9.2 Acceptance Of Programs Installed By Quintus or Customer. The parties agree that the Programs specified in the applicable Order for which Quintus or Customer will be responsible for providing Installation Services shall be deemed to have been accepted upon shipment of the Programs by GeoTel.

     9.3  Acceptance of Services. The Acceptance Date for Services shall be ten
(10) days after delivery.

10.  PURCHASE ORDERS

     10.1 Form of Orders. Quintus may place an order for the license of Program(s) by submitting an executed Order to GeoTel. Each Order must state:
(i) the Program(s), Services, prices and number ordered; (ii) the name of the Customer; and (iii) that the Programs and Services are being ordered pursuant to this Agreement. The parties agree (i) that any pre-printed terms and conditions on Purchase Orders shall not apply and (ii) that the terms and conditions of this Agreement shall solely govern the relationship of the parties relating to the subject matter hereof.

     10.2 Delivery of Program. All Orders must be received by GeoTel prior to the expiration date of this Agreement and must specify delivery within 60 days after the term of this Agreement.

     10.3 Rejection of Orders. GeoTel may reject an Order (i) that contain terms or conditions unacceptable to GeoTel or inconsistent with this Agreement,
(ii) where GeoTel has a reasonable basis to believe that it or Quintus will be unable to adequately provide Installation Services and/or Support Services for such Programs in such location, (iii) where the configuration to be proposed by Quintus to a Customer is deemed outside those configurations specified in the documentation, or (iv) where GeoTel determines that the intellectual property laws of the target country do not provide adequate protection of GeoTel's intellectual property rights.

     10.4 Configuration Review. Until Quintus is certified by GeoTel that it can perform installation services, Quintus shall present all proposed system configurations to GeoTel prior to presenting same to prospective Customers in order that GeoTel confirm that such system is adequately configured. GeoTel shall provide Quintus with GeoTel's "Configurator" to assist Quintus in configuring its system offerings properly.

11.  PRICING AND PAYMENT TERMS

     11.1 Prices and Discounts. GeoTel's prices and discounts are stated in the Prices, Commitment and Discounts Schedule.

     11.2 Purchase Commitment. Quintus agrees to the minimum annual purchase commitment level as defined in Section 1 of Exhibit D.

     11.3 Invoicing and Payment. Invoices for Program license fees, shipping and handling charges, insurance, and applicable taxes shall be payable on the Acceptance Date. Fees for Services and all other applicable fees shall be payable when invoiced. Quintus shall pay interest at the rate of one and one-half percent (1-1/2%) per month; on all sums which remain unpaid thirty (30) days after the due date, such interest to commence on the due date, plus reasonable attorney's fees and costs incurred by GeoTel in collecting overdue amounts. Unless otherwise agreed to, all payments shall be via wire transfer pursuant to instructions included in Exhibit G.


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     11.4  Records. Quintus shall keep full and accurate records containing all information and data which may be necessary for GeoTel to verify the amounts payable hereunder for two (2) years after the termination of the Agreement and GeoTel shall have the right from time to time to inspect, upon reasonable notice and during regular business hours, such records. The expenses for any such examination shall be paid by GeoTel.

     11.5 U.S. Dollars. All quoted prices in this Agreement are in U.S. dollars. All payments due to GeoTel under this Agreement are to be made in U.S. dollars.

     11.6 Risk of Loss. GeoTel shall accept the risk of loss for all shipments from GeoTel to Quintus or Customer until delivered to Quintus' or Customer's location. The foregoing notwithstanding, all costs for shipping, insurance and other costs related to shipping shall be paid for by Quintus.

     11.7 Taxes. Quintus shall pay all import duties, levies or imposts, and all sales, use, value added, property, or other taxes of any nature, assessed upon or with respect to any Programs, or other products or services ordered by Quintus from GeoTel, which are imposed by any community of nations, nation, or political subdivision thereof, but excluding United States taxes based on GeoTel's net income. If Quintus is required by law to make any deduction or to withhold from any sum payable to GeoTel by Quintus hereunder, then the sum payable by Quintus upon which the deduction or withholding is based shall be increased to the extent necessary to ensure that, after all deduction and withholding, GeoTel receives and retains, free from liability for any deduction or withholding, a net amount equal to the amount GeoTel would have received and retained in the absence of required deduction or withholding. In the event GeoTel is required at any time to pay any such tax, fee, duty or charge, Quintus shall promptly reimburse GeoTel therefor. Quintus shall obtain and provide to GeoTel any certificate of exemption or similar document required to exempt any transaction under this Agreement from sales tax, use tax or other tax liability.

12.  PROPRIETARY RIGHTS AND CONFIDENTIALITY

     12.1 Ownership. The parties agree that (i) GeoTel shall own and retain sole rights, title and interest in the Programs and Work Product including any patent, copyrights, trademarks, trade secret or other proprietary rights contained or embodied therein, and (ii) the Programs and Work Product are the property of GeoTel protected under U.S. and international intellectual property laws. Quintus only has the license rights to the Programs and Work Product as expressly set forth herein.

     12.2 Notices. All copies of the Programs made by Quintus shall contain proper copyright and proprietary notices designating GeoTel as the owner.

     12.3  Confidential Information

           12.3.1 "Confidential Information" shall mean all confidential, proprietary or secret information of a party, including without limitation, components, parts, drawings, data, sketches, plans, programs, specifications, techniques, processes, algorithms, inventions, business plans, price lists, customer lists and other information provided that such information is (i) marked as confidential or proprietary, (ii) if orally or visually disclosed, identified as confidential or proprietary prior to its disclosure and reduced to a written memorandum within 30 days after its disclosure.

           12.3.2 Confidential Information shall not include any information which (i) is or becomes part of the public domain through no act or omission on the part of the receiving party, (ii) is generally disclosed to third parties by the disclosing party without restriction on such third parties, (iii) is disclosed to the receiving party by a third party having no obligation of confidentiality with respect thereto, (iv) is known to the receiving party prior to receipt of same from the disclosing party, (v) is independently developed by the receiving party, or (vi) is required by law, regulation, or a valid court order to be disclosed, but only to the extent and for the purposes of such required disclosure; provided, however, that the


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          receiving party shall first promptly notify the disclosing party of the order to permit the disclosing party to seek an appropriate protective order.

          12.3.3 Each party shall hold in confidence and not disclose the Confidential Information of the other party and shall not use any such Confidential Information except for purposes contemplated by this Agreement. Confidential Information may only be disclosed to a party's employees or contractors (other than a competitor of the other party) who need to know such information for the purposes of exercising its rights or executing its obligations hereunder and are contractually bound to preserve the confidentiality thereof. The receiving party shall protect the Confidential Information of the disclosing party to the same extent as it holds in confidence its own Confidential Information of similar importance but in no case will it exercise less than a reasonable degree of care.

     12.4 Protection of the Programs. The parties acknowledge that the Programs and Work Product are and contain Confidential Information of GeoTel. Quintus agrees to treat the Programs and Work Product as valuable assets of GeoTel and agrees that the Programs shall not be used for any purposes other than to assist in the normal use of the Programs as defined in the Documentation.

     12.5 Restrictions. Quintus agrees it will not alter, merge, modify or adapt the Programs or Work Product in any way including reverse engineering, disassembling or decompiling same except as expressly authorized by governing law. Quintus agrees not to create derivative works or competing products based on the Programs or Work Product. Quintus agrees not to sell, distribute, loan, rent, timeshare, lease, license or otherwise transfer the Programs, Work Product, or any copy thereof except as expressly authorized herein. Quintus agrees not to make copies of the Programs or Work Product, except for the limited purpose of creating a single, archival, non-production copy for backup purposes only.

     12.6 Equitable Relief. Because unauthorized disclosure, use or transfer of the Programs or Work Product may substantially diminish the value of such materials and irrevocably harm GeoTel, if Quintus breaches its obligations relative to the Programs, Work Product or the Confidential Information of GeoTel, GeoTel shall be entitled to equitable relief in addition to other remedies afforded by law.

13.  WARRANTIES

     13.1 Program Warranty. GeoTel warrants that for a period of ninety (90) days following the Acceptance Date (the "Warranty Period"), the Programs will function substantially in the manner described in the applicable Documentation. GeoTel's sole obligation and Quintus' exclusive remedy under such warranty is limited to GeoTel repairing or replacing the Programs such that these so conform provided that GeoTel is notified of any such non-conformity during the Warranty Period.

     13.2 Media Warranty. GeoTel warrants the tapes, diskettes or other media of the Programs to be free of defects in materials and workmanship under normal use during the Warranty Period. During the Warranty Period, Quintus may return defective media to GeoTel and it will be replaced without charge. Replacement of media shall be GeoTel's sole obligation and Quintus' sole remedy in the event of a breach of such media warranty.

     13.3 Services Warranty. GeoTel warrants that the Services will be performed in a workmanlike manner consistent with industry standards. This warranty shall be valid for ninety (90) days from the delivery of the Service. The re-performance of non-conforming Service(s) shall be GeoTel's sole obligation and Quintus' sole remedy in the event of a breach of such warranty.

     13.4 Year 2000 Warranty. GeoTel warrants that the Programs' user interfaces, date data fields, processing logic, and outputs correctly recognize, and otherwise support year 2000 and leap year calculations ("YEAR 2000 Compatibility"). YEAR 2000 Compatibility shall include date data century recognition, calculations that accommodate same century and multi-century formulas and date values, and date data interface values that reflect each century. The foregoing warranty is subject to the

Programs being used according to the Documentation and that all user or third party software or hardware interfacing with the Programs correctly recognize, process, and otherwise support year 2000 calendar processing. GeoTel's sole obligation and Quintus' sole remedy regarding the foregoing warranty is limited to GeoTel repairing or replacing the Programs such that these so conform provided that Quintus notifies GeoTel of any such non-conformity, in writing, within ninety (90) days after January 1, 2000.

14.  DISCLAIMERS

     14.1 Portions of the Programs may be derived from third-party software licensed to GeoTel for integration into the Programs. With respect to Quintus and Customers, no such third-party warrants the Programs, assumes any liability regarding use of the Programs, or undertakes to furnish any support relating to the Programs. GeoTel assumes responsibility for those portions of the Programs that may have been provided by GeoTel's licensors and incorporated into the Programs to the same extent that GeoTel takes responsibility for the Programs as described by this Agreement.

     14.2 GeoTel is not obligated to perform investigation and/or corrections of defects found by GeoTel to be (i) in other than a current release or the one previous general release of the Programs; (ii) caused by modification of the Programs by any party other than GeoTel, or use thereof in combination with software not provided or authorized by GeoTel; (iii) caused by improper or unauthorized use of the Programs; or (iv) due to external causes beyond GeoTel's reasonable control.

     14.3 GeoTel does not make any warranties with respect to Third Party Products.

     14.4 THE EXPRESS WARRANTIES SET FORTH IN THE SECTION ENTITLED "WARRANTIES" ARE THE ONLY WARRANTIES MADE BY GEOTEL WITH RESPECT TO THE PROGRAMS AND SERVICES AND GEOTEL MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, AND DISCLAIMS THOSE WARRANTIES ARISING BY CUSTOM, COURSE OF DEALING, TRADE USAGE OR STATUTE AND ANY IMPLIED WARRANTY OF MERCHANTABILITY, TITLE OR FITNESS FOR ANY PARTICULAR PURPOSE.

15.  LIMITATIONS TO LIABILITY

     15.1 GeoTel's liability, whether in contract, tort, or otherwise, arising out of or in connection with the Programs, Services, or this Agreement shall not exceed the amounts paid to GeoTel by Quintus for the particular Program or Service giving rise to a cause of action in the twelve (12) month period prior to such cause of action arising. Quintus' liability, whether in contract, tort, or otherwise, arising out of or in connection with this Agreement shall not exceed the amounts paid and payable to GeoTel by Quintus.

     15.2 IN NO EVENT SHALL EITHER PARTY OR GEOTEL'S LICENSORS BE LIABLE TO THE OTHER FOR SPECIAL INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR INDIRECT DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY DAMAGES RESULTING FROM LOSS OF USE, DATA, PROFITS OR BUSINESS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE PERFORMANCE OF THE PROGRAMS, SERVICES, OR FOR ANY OTHER OBLIGATIONS RELATING TO THIS AGREEMENT, WHETHER OR NOT THE PARTIES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     15.3 The foregoing limitations in this Section shall not apply to (a) a breach of a party's confidentiality obligations as described herein, (b) bodily injury or tangible property damage proximately caused by a party, (c) violation or infringement of any of GeoTel's intellectual property rights, or (d) a party's obligations under any indemnity under this Agreement.

16.  INDEMNIFICATION

     16.1 Infringement Indemnity by GeoTel

          16.1.1 GeoTel shall defend any claim, suit or proceeding, and pay any settlement amounts or damages finally awarded by a court of competent jurisdiction against Quintus to a third party arising out of claims by such third party that the Programs infringe any United States, Canadian, Japanese, European Union country (as constituted as of the Effective Date of this Agreement) or Australian patent, copyright, trade secret, trade marks or service marks. The foregoing indemnification obligation (i) shall only apply to the Programs as delivered to Quintus by GeoTel, (ii) shall not apply to any claim of infringement based on any modification of the Programs or the combination, operation or use of the Programs with materials not supplied by GeoTel, and (iii) shall not apply to the unauthorized use of a superseded release of the Programs. In the event of a claim of infringement, GeoTel shall have the option at its expense (i) to procure for Quintus the right to continue using the infringing Programs, (ii) to replace such Programs with a non-infringing product substantially similar in features and functionality, (iii) to modify such Programs to be non-infringing without materially affecting features or functionality, or (iv) to grant Quintus a refund equal to Quintus' fees paid to GeoTel for the infringing Program(s) as amortized straight-line over a period of five (5) years from delivery provided that Quintus returns such Programs to GeoTel and discontinues use of same.

          16.1.2 GeoTel shall have no infringement indemnity obligation under this Section unless Quintus (a) promptly notifies GeoTel in writing of the claim, (b) gives GeoTel full authority and assistance to defend such claim, and (c) gives GeoTel sole control of the defense of such claim and all negotiations for the compromise or settlement thereof provided, however, that such settlement does not adversely affect Quintus other than as described herein.

          16.1.3 This Section states Quintus' sole remedy and GeoTel's exclusive obligation with respect to any claim of intellectual property infringement.

     16.2 Infringement Indemnity by Quintus

          16.2.1 Except for GeoTel's infringement indemnity obligation as described above, Quintus agrees to defend and indemnify GeoTel against any and all claims, demands and liabilities arising from (i) Quintus' acts or omissions in marketing and distributing the Programs or Services, (ii) Quintus' intellectual property provided or used with the Programs, or (iii) Customers' use of the Programs or Services.

          16.2.2 Quintus shall have no infringement indemnity obligation under this Section unless GeoTel (a) promptly notifies Quintus in writing of the claim, (b) gives Quintus full authority and assistance to defend such claim and (c) gives Quintus sole control of the defense of such claim and all negotiations for the compromise or settlement thereof.

17.  TERM AND TERMINATION

     17.1 Term. This Agreement shall remain in full force and effect for an Initial Term commencing on the Effective Date. This Agreement may be renewable for consecutive one (1) year periods based upon the mutual written agreement of the parties no later than ninety (90) days prior to the end of the Initial Term or the then-current Extended Term. Unless renewed, this Agreement shall terminate as of the end of such Initial Term or Extended Term, as applicable.

     17.2 Termination. This Agreement may also be terminated as follows:

          (i) By GeoTel, in the event that Quintus fails to make payments other than the case where an invoice has been placed in dispute per the notice provisions of this agreement, to TeoTel when due and fails to remedy such breach within thirty (30) days after written notice of such breach is provided to Quintus.

          (ii) By either party, if the other party breaches any of its material obligations under this Agreement and fails to remedy such breach within thirty (30) days after written notice of such breach is provided to the other party.

          (iii) By either party, effective immediately and without notice, if
          (a) a receiver, trustee, or liquidator is appointed for any of the properties or assets of the other party; (b) a general assignment for the benefit of creditors is made by the other party; (c) the other party files a petition under any federal, state, or other, bankruptcy code for reorganization or liquidation and such petition is not dismissed within thirty (30) days thereafter; or (d) the other party ceases doing business in the ordinary course.

     17.3 Effect of Termination. Upon any termination of this Agreement, (i) Quintus, and all of its third party resellers, if any, shall immediately cease distributing, sublicensing and using the Programs, and (ii) Quintus, and all of its third party resellers, if any, shall immediately return to GeoTel all copies of the Programs in its possession and related documentation or collateral material, if any, including any compilations, translations, partial copies and modifications. Termination of this Agreement shall have no effect on Quintus' payment obligations to GeoTel under this Agreement.

     17.4 Services After Termination. Following termination of this Agreement, Quintus and GeoTel will cooperate in the smooth transition of the provision of Warranty and Support Services to Customers. GeoTel and Quintus upon mutual consent, may elect, to (i) continue to have Quintus provide such services for a mutually agreed upon fee, (ii) appoint a new service provider, (iii) provide such services directly, or (iv) provide such services by any other means as GeoTel may determine.

18.  GENERAL

     18.1 Relationship. The relationship between GeoTel and Quintus is that of independent contractors, and nothing in this Agreement shall be construed to constitute one party as an employee, partner or agent of the other party. Neither party shall have any authority to act for, or to bind, the other party in any way, to make representations or warranties or to execute agreements on behalf of the other party or to represent that the other party is in any way responsible for the acts or omissions of the other party.

     18.2 Export Laws. Quintus acknowledges that all obligations of GeoTel under this Agreement, including shipments of Programs and Documentation, are subject to the export laws of the United States and that such laws could delay or preclude delivery in the future. Quintus shall comply with all applicable laws, including, without limitation, the export control laws of the United States and prevailing regulations which may be issued by it from time to time, concerning the exporting, importing and re-exporting of computer software.

     18.3 Force Majeure. In the event that either party is prevented from performing, or is unable to perform, any of its obligations under this Agreement due to any act of God, casualty, strike, lock out, failure of public utilities or any other cause beyond the reasonable control of the party, if the affected party shall have used reasonable efforts to avoid such occurrence and minimize its duration and shall have given prompt written notice to the other party, then the affected party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

     18.4 Notices. All notices or other communications given by either party to the other under this Agreement shall be in writing and shall be personally delivered or sent by registered or certified, mail return-receipt requested, or by courier or overnight carrier to the other party at its address set forth above or such other address as a party may subsequently designate in writing. The date of receipt shall be deemed to be the date on which such notice is received.

     18.5 Entire Agreement. This Agreement and its exhibits and attachments constitute the entire agreement between GeoTel and Quintus with respect to the subject matter hereof. No waiver, failure to enforce, consent, modification, amendment or change of the terms of this Agreement shall bind either party unless in writing and signed by both parties.

     18.6 Severability. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular provisions held to be unenforceable.

     18.7 Assignments Prohibited. Except as may be expressly provided for herein. Quintus may not transfer, assign or delegate, by operation of law or otherwise, any of its rights or obligations under this Agreement without the written consent of GeoTel which will not be unreasonably withheld.

     18.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its conflict of laws provisions. The parties agree that the United Nations Convention on Contracts for International Sale of Goods shall not apply. The English language version of this Agreement shall be the official text hereof, despite translations or interpretations in other languages.

     18.9 Escrow. The Additional Party Agreement, attached hereto in Exhibit H and incorporated herein by reference (the "Escrow Agreement"), governs the parties' respective rights to the Programs escrowed. Quintus shall be responsible for all fees and expenses relative to its participation in the Escrow Agreement.

     18.10 Survival of Provisions. Quintus agrees that the provisions of Sections 2.3.4, 2.4, 11, 12, 14, 15, 16, 17, and 18 shall survive the termination of this Agreement.

THE PARTIES HERETO EXECUTED THIS AGREEMENT AS OF THE EFFECTIVE DATE.


-------------------------------------     GEOTEL COMMUNICATIONS CORPORATION
     ("Quintus")

By: /s/ ALAN K. ANDERSON                  By: /s/ MARTIN W. PEJKO
    ---------------------------------         ---------------------------------
    (Signature)                               (Signature)


Name: Alan K. Anderson                    Name: MARTIN W. PEJKO
      -------------------------------           -------------------------------

Title: President                          Title: CORPORATE COUNSEL
       ------------------------------            ------------------------------

Date: 4/26/99                             Date: 4/26/99
      -------------------------------           -------------------------------

                                   EXHIBIT A

           ACCEPTANCE CRITERIA FOR INSTALLATIONS PERFORMED BY GEOTEL

During the Acceptance Period, Quintus shall test the Programs to demonstrate the following functionality.

     A.   Interface to the ACD specified in the relevant Order
     B.   Interface to the carrier network link specified in the relevant Order.
     C. Provide real-time and consolidated reporting statistics in both graphical and text format.
     D.   The ability to customize both hard copy and graphical views.
     E.   Flexibility to create/alter routing scripts with GUI interface.
     F.   Route calls based on real-time statistics gathered from the sites.
     G.   Error checking capability for the routing logic to validate routes.
     H.   Automate call routing process.
     I.   Automatically balance call load and call allocation.
     J. System availability meets or exceeds 99.9% for redundant system components.
     K.   Provide individual call center and enterprise end-to-end statistics.
     L. Ability to view multiple statistic windows on the same Administration Workstation.

                                   EXHIBIT B
                                 GENERAL TERMS

1. PROGRAMS DESCRIPTION

     ICR Programs:

          These Programs are as described in GeoTel's relevant Documentation.

     SICR Programs:

          These Programs are as described in GeoTel's relevant Documentation.

     The Programs specifically exclude GeoTel's products known as Network Intelligent CallRouter software.

2. TERRITORY:

     Exhibit L. "Listed Countries"

3. INITIAL TERM:

     The Initial Term of this Agreement shall be three (3) Years commencing on the Effective Date; however, notwithstanding the foregoing, either party may terminate this Agreement for convenience effective at the end of the first or second year of the Initial Term of this Agreement provided that such party gives the other written notice of its intent to terminate the Agreement thirty
(30) days prior to the end of either the first or second year as the case may be. Termination or expiration of this Agreement shall not effective Distributor's obligation to pay GeoTel (i) any minimum guaranteed payments due as set forth in Exhibit D or (ii) other payments due GeoTel as of the date of such termination or expiration.

                                   EXHIBIT C
                       INSTALLATION AND SUPPORT POLICIES

The following policies are attached as part of this Exhibit C:

     o Distributor Support Policy for the Intelligent CallRouter (ICR) Programs

     o Distributor Support Policy for the Site Intelligent CallRouter (SICR) Programs

     o Distributor Installation Policy for the Intelligent CallRouter (ICR) Programs

     o Distributor Installation Policy for the Site Intelligent CallRouter
      (SICR) Programs

[GEOTEL LOGO] [GEOTEL COMMUNICATIONS CORPORATION]


                           DISTRIBUTOR SUPPORT POLICY
                                      FOR
                     INTELLIGENT CALLROUTER (ICR) PROGRAMS
                                 (REV: 981008)

--------------------------------------------------------------------------------

1.   INTRODUCTION

This Distributor Support Policy sets forth GeoTel's support policy for Distributors of ICR Programs who purchase Support Services. The terms used herein shall have the same meaning as in GeoTel's applicable distribution agreement ("Agreement"). References to "ICR Programs" in this Support Policy shall refer to ICR Programs, as such term is defined in the Agreement, and other Programs on an Order for same, and excluding Programs known as Site ICR Programs and Network ICR Programs.

2.   SUPPORT SERVICES

Support is available during the Warranty Period, and thereafter, so long as Distributor purchases Support for each Customer and each licensed ICR Program.

     2.1  Coverage

          Support, as defined in this Section, is available on a continuous, 7 day, 24 hour-per-day basis, excluding GeoTel holidays. Support is provided on a remote basis for the ICR Programs and GeoTel Hardware.

          Charges for services not within the scope of this Support Policy requested by Distributor shall be provided by quotation at the time and materials rate in effect at the time of the request. With respect to any such services, Distributor shall reimburse GeoTel for reasonable travel and out-of-pocket expenses actually incurred.

     2.2  Support Services

          2.2.1 GeoTel will provide remedial support for the ICR Programs, upon receipt of notice(s) from Distributor specifying failure(s) of the ICR Programs to perform substantially in accordance with the applicable Documentation, and upon receipt of such additional information as GeoTel may reasonably request, provided any such notice is received by GeoTel during the Warranty Period or the then-current Support period, as the case may be. GeoTel will become actively involved in resolving problems and errors reported by Distributor as soon as practicable, but in any event, GeoTel will respond to Distributor and initiate problem resolution activities according to the applicable Severity Level (as defined below) within the timetable below. GeoTel will employ reasonable efforts to provide an update, patch, revision or temporary workaround solution to correct all such non-conformities, or replace all such non-conforming ICR Programs, within the Targeted Problem Resolution Time indicated below for the relevant Severity Level.

          GeoTel shall not be obligated to perform investigation and/or correction of defects found by GeoTel to be: (i) in other than a current, unaltered release; (ii) caused by Distributor' or Customers' negligence, or use of the ICR Programs in combination with software not authorized by GeoTel; (iii) unauthorized use or modification of the ICR Programs by any party other than GeoTel, its employees or agents; or (iv) due to external causes beyond GeoTel's reasonable control.

                                          Response/        Targeted Problem
Severity Level                         Acknowledgement     Resolution Time
--------------                         ---------------     -----------------
Priority 1 -- Critical Problem(x)      1 Hour              1 Day

Priority 2 -- Major Problem(y)         4 Hours             2 Days

Priority 3 -- Minor Problem(z)         72 Hours            Next Release

(x)A "Priority 1 -- Critical Problem" is defined as a problem which renders the ICR Programs unusable or materially impacts Customer's ability to use the ICR Programs in a production environment.

(y)A "Priority 2 -- Major Problem" is defined as a problem which a) causes an ICR Programs feature failure that cannot be avoided by alternate methods by Distributor and/or Customer and severely impairs Customer from using the ICR Programs as intended, or b) causes a loss of redundancy and any redundant part of the ICR Programs is operating in a simplex mode.

(z)A "Priority 3 -- Minor Problem" is defined as a low priority problem or question which is not materially service affecting. Examples include, but are not limited to, misspelled error messages, Documentation errors, and report or script questions.

2.2.2   GeoTel's Customer Support Center will:

        - Subject to Section 2.4 below, provide remote monitoring and support of ICR Programs operation, and diagnosis of ICR Programs and GeoTel Hardware problems;

        - Serve as a central point of contact and provide tracking for general ICR Programs questions;

        - Make available to Distributor via telephone, qualified personnel for consultation and to aid Distributor in the resolution or verification of ICR Programs or GeoTel Hardware problems of all Severity Levels; and

        - Make available, upon request, a monthly report, detailing Customer-specific information regarding the most current status of Distributor-reported ICR Programs problems, corrections, and targeted resolution dates. Distributor may request current status information on Customer-specific, reported ICR Programs problems at any time.

2.2.3 GeoTel shall provide modifications to the ICR Programs to accommodate any new operating system release if the previous operating system release was supported by GeoTel at the time the ICR Programs were installed and provided the processor instruction set and operating system remain upwardly compatible.

2.2.4   On-site assistance is not within the scope of Support, however;

        (a) If requested by Distributor, GeoTel agrees to furnish on-site assistance in a time frame as mutually agreed by the parties and in accordance with GeoTel's standard rates then in effect. Prior to scheduling any on-site assistance, the solution to specific problems shall be discussed and resolved remotely, whenever possible, by the GeoTel Customer Support Center.

               (b) In the case of emergencies outside the scope of Support, Customer-affecting failures and/or when other critical factors apply. GeoTel will provide on-site assistance using reasonable efforts within the limits of available commercial transportation at GeoTel's standard rates then in effect.

               With respect to any on-site services, Distributor shall reimburse GeoTel for reasonable travel and out-of-pocket expenses actually incurred.

     2.3  Support Services of GeoTel Hardware

          GeoTel will provide remedial hardware support by replacing GeoTel Hardware found not in conformity with GeoTel's specifications, provided: 1) notice of the nonconformity is given in writing, 2) the defective Hardware is returned to GeoTel at its factory, transportation prepaid, in accordance with GeoTel's instructions, and
          3) an inspection of the returned equipment by GeoTel indicates the defect was not caused by abuse or improper use, maintenance, repair or alteration. Shipment of replacement GeoTel Hardware will be made by overnight courier or equivalent at GeoTel's expense. Distributor or Customer is responsible for installation of replacement Hardware, unless it purchases Installation Services for same from GeoTel.

     2.4  First Level and Second Level Support

          2.4.1 Distributor is responsible to provide First Level Support to Customers. First Level Support consists of the following services:

                    o    Multi-vendor fault isolation and resolution;

                    o Case management for all troubles reported or received on GRID;

                    o    Administration of the ICR Programs;

                    o Response to Frequently Asked Questions (FAQs) regarding the ICR Programs;

                    o    Administration of upgrades for the ICR Programs; and

                    o    Remote monitoring.

          2.4.2 GeoTel will provide Second Level Support to Distributor. Second Level Support consists of the following services:

                    o Backup 7X24 Support to Distributor for the Distributor responsibilities detailed in First Level Support; and

                    o Revisions for the ICR Programs according to the Severity Levels defined above.

3.   NEW RELEASES

     3.1 New Releases. GeoTel will provide New Releases (as defined below) to Distributor for Customers for which Distributor has previously purchased a license for such ICR Programs and these ICR Programs are currently under Support.

     3.2 Support of New Releases. For one hundred eighty (180) days following the date GeoTel makes a New Release commercially available, the previous New Release shall be covered by Support; thereafter, only the most current New Release shall be covered by Support.

     3.3 Separate Programs. Notwithstanding anything to the contrary, GeoTel shall have no obligation to furnish Distributor or Customers with separately priced programs, or components or options to the ICR Programs for which Distributor or Customer has not previously purchased a license.

     3.4 Use Restriction. When Distributor or Customer upgrades its ICR Programs to a New Release, it shall not be permitted to continue to use a previous New Release and the current New Release concurrently, e.g., only one licensed copy of an ICR Program may be used at a time.

     3.5  Definitions

     "New Release" means Updates and Upgrades created and issued at the discretion of GeoTel.

     "Update" means error corrections, modifications to existing functionality, or minor enhancements to ICR Program(s) made by GeoTel. Such Updates may be issued as revisions which are designated as the next incremental release of the ICR Program(s) by a change in the revision number that is reflected by a change in the number to the right of the decimal point, i.e., a change from X.1 to X.2.

     "Upgrades" means new major functionality added to ICR Program(s) made by GeoTel. Such new functionality may be issued as revisions which are designated as the next incremental release of the ICR Program(s) by a change in the revision number that is reflected by a change in the number to the left of the decimal point, i.e., a change from 2.X to 3.X.

4.   DISTRIBUTOR AND CUSTOMER RESPONSIBILITIES

     4.1  Training

     Distributor shall designate at least one, but not more than three, person(s) at Distributor' primary Central Controller ICR Programs site, who has attended ICR Programs courses at GeoTel, to serve as Distributor' primary point-of-contact for communications on behalf of Distributor and Customers with the GeoTel Customer Support Center. Distributor shall ensure that at least two Distributor engineers successfully complete and maintain GeoTel certification.

     4.2  Remote Maintenance and Diagnostics Access

     Distributor shall provide, and ensure that Customers provide, at no charge to GeoTel, access to telecommunications equipment, as reasonably determined by GeoTel to be required in order to establish a data communication link between Distributor or Customer and GeoTel, for use in remote diagnosis and support of the ICR Programs. Distributor also agrees to make available, and ensure that Customers make available, to GeoTel current system passwords as necessary to provide each remote diagnosis and support.

     4.3  Support of Premise Equipment

     Distributor shall provide, and ensure that Customers provide, support for all network Distributor and Customer premise equipment, respectively, as may be required for network services, such as, but not limited to, data service units, channel service units, and local and wide area network routers and bridges.

     4.4  Problem Verification

     Distributor is responsible for all reasonable efforts to verify the existence of an ICR Programs or GeoTel Hardware problem prior to requesting Support from GeoTel.

     4.5  Support of Administrative Workstation Desktop Environment

     Distributor and/or Customer are responsible for supporting the Administrative Workstation Windows NT Desktop environment for the GeoTel Administrative Workstation ICR Programs. GeoTel will make reasonable efforts to assist Distributor in diagnosing and resolving problems which may occur as a result of conflicts or resource contention between ICR Programs and Customer applications that may be running in the Administrative Workstation Desktop Environment.

     4.6  Changes to Central Controller or Peripheral Gateways

     Distributor and/or Customer shall obtain authorization from GeoTel prior to making any software or hardware configuration changes to the Central Controller (Router, Logger, or Network Interface Controller) or Peripheral Gateways ICR Programs.

     4.7  Support of Third Party Products

     Distributor and/or Customer are solely responsible for providing technical support for Third Party Products and all upgrades thereto.

     4.8  Support of Network Services

     Distributor and/or Customer shall provide support and be responsible for all network services, including local and wide area data networks, inter-exchange carrier access services, and all associated premises wiring and equipment required for the ICR Programs. Distributor and/or Customer shall report network service problems to the appropriate network provider or vendor.

5.   TRAINING SERVICES

Training is conducted at GeoTel's training facility in Massachusetts. Distributor is responsible for paying all travel and related expenses for Distributor and Customer employees. See GeoTel's current price list for training credits and prices applicable to the ICR Programs purchased. See GeoTel's current Training Catalog for course availability, descriptions and policies. Support Services do not include Training.

6.   SCOPE OF SUPPORT POLICY

This Support Policy is GeoTel's current policy for same and is subject to change by GeoTel at any time at its discretion.

[GEOTEL LOGO] GEOTEL COMMUNICATIONS CORPORATION

                           DISTRIBUTOR SUPPORT POLICY
                                      FOR
                  SITE INTELLIGENT CALLROUTER (SICR) PROGRAMS
                                 (REV. 981008)

--------------------------------------------------------------------------------

1.   INTRODUCTION

This Distributor Support Policy sets forth GeoTel's support policy for Distributors of SICR Programs who purchase Support Services. The terms used herein shall have the same meaning as in GeoTel's applicable distribution agreement ("Agreement"). References to "SICR Programs" in this Support Policy shall refer to SICR Programs, as such term is defined in the Agreement, and other Programs on an Order for same.

2.   SUPPORT SERVICES

Support is available during the Warranty Period, and thereafter, so long as Distributor purchases Support for each Customer and each licensed SICR Program.

     2.1  Coverage

          Support, as defined in this Section, is available on a continuous, 7 day 24 hour-per-day basis, excluding GeoTel holidays. Support is provided on a remote basis for the SICR Programs and GeoTel Hardware.

          Charges for services not within the scope of this Support Policy requested by Distributor shall be provided by quotation at the time and materials rate in effect at the time of the request. With respect to any such services, Distributor shall reimburse GeoTel for reasonable travel and out-of-pocket expenses actually incurred.

     2.2  Support Services

          2.2.1 GeoTel will provide remedial support for the SICR Programs, upon receipt of notice(s) from Distributor specifying failure(s) of the SICR Programs to perform substantially in accordance with the applicable Documentation, and upon receipt of such additional information as GeoTel may reasonably request, provided any such notice is received by GeoTel during the Warranty Period or the then-current Support period, as the case may be. GeoTel will become actively involved in resolving problems and errors reported by Distributor as soon as practicable, but in any event, GeoTel will respond to Distributor and initiate problem resolution activities according to the applicable Severity Level (as defined below) within the timetable below. GeoTel will employ reasonable efforts to provide an update, patch, revision or temporary workaround solution to correct all such non-conformities, or replace all such non-conforming SICR Programs, within the Targeted Problem Resolution Time indicated below for the relevant Severity Level.

          GeoTel shall not be obligated to perform investigation and/or correction of defects found by GeoTel to be: (i) in other than a current, unaltered release; (ii) caused by Distributor' or Customers' negligence, or use of the SICR Programs in combination with software not authorized by GeoTel; (iii) unauthorized use or modification of the SICR Programs by any party other than GeoTel, its employees or agents; or (iv) due to external causes beyond GeoTel's reasonable control.

                                        Response/                Targeted Problem
Severity Level                          Acknowledgment           Resolution Time
--------------                          --------------           ----------------
Priority 1 - Critical Problem(x)        1 Hour                   1 Day

Priority 2 - Major Problem(y)           4 Hour                   2 Days

Priority 3 - Critical Problem(z)        72 Hours                 Next Release

(x)A "Priority 1 - Critical Problem" is defined as a problem which renders the SICR Programs unusable or materially impacts Customer's ability to use the SICR Programs in a production environment.

(y)A "Priority 2 - Major Problem" is defined a problem which a) causes a SICR Programs feature failure that cannot be avoided by alternate methods by Distributor and/or Customer and severely impairs Customer from using the SICR Programs as intended, or b) causes a loss of redundancy and any part of the SICR Programs is operating in a simplex mode.

(z)A "Priority 3 - Minor Problem" is defined as a low priority problem or question which is not materially service affecting. Examples include, but are not limited to, misspelled error messages, Documentation errors, and report or script questions.

2.2.2     GeoTel's Customer Support Center will:

          o Subject to Section 2.4 below, provide remote monitoring and support of SICR Programs operation, and diagnosis of SICR Programs and GeoTel Hardware problems;

          o Serve as a central point of contact and provide tracking for general SICR Programs questions;

          o Make available to Distributor via telephone, qualified personnel for consultation and to aid Distributor in the resolution or verification of SICR Programs or GeoTel hardware problems of all Severity Levels; and

          o Make available, upon request, a monthly report, detailing Customer-specific information regarding the most current status of Distributor-reported SICR Programs problems, corrections, and targeted resolution dates. Distributor may request current status information on Customer-specific, reported SICR Programs problems at any time.

2.2.3 GeoTel shall provide modifications to the SICR Programs to accommodate any new operating system release if the previous operating system release was supported by GeoTel at the time the SICR Programs were installed and provided the processor instruction set and operating system remain upwardly compatible.

2.2.4     On-site assistance is not within the scope of Support, however:

          (a) If requested by Distributor, GeoTel agrees to furnish on-site assistance in a time frame as mutually agreed by the parties and in accordance with GeoTel's standard rates then in effect. Prior to scheduling any on-site assistance, the solution to specific problems shall be discussed and resolved remotely, whenever possible, by the GeoTel Customer Support Center.

                  (b) In the case of emergencies outside the scope of Support, Customer-affecting failures and/or when other critical factors apply, GeoTel will provide on-site assistance using reasonable efforts within the limits of available commercial transportation at GeoTel's standard rates then in effect.

                  With respect to any on-site services, Distributor shall reimburse GeoTel for reasonable travel and out-of-pocket expenses actually incurred.

      2.3   Support Services for GeoTel Hardware

            GeoTel will provide remedial hardware support by replacing GeoTel Hardware found not in conformity with GeoTel's specifications, provided: 1) notice of the nonconformity is given in writing, 2) the defective Hardware is returned to GeoTel at its factory, transportation prepaid, in accordance with GeoTel's instructions, and 3) an inspection of the returned equipment by GeoTel indicates the defect was not caused by abuse or improper use, maintenance, repair or alteration. Shipment of replacement GeoTel Hardware will be made by overnight courier or equivalent at GeoTel's expense. Distributor or Customer is responsible for installation of replacement Hardware, unless it purchases Installation Services for same from GeoTel.

      2.4   First Level and Second Level Support

            2.4.1 Distributor is responsible to provide First Level Support to Customers. First Level Support consists of the following services:

                  - Multi-vendor fault isolation and resolution;
                  - Case management for all troubles reported or received on
                    GRID;
                  - Administration of the SICR Programs;
                  - Administration of the third party software programs;
                  - Response to Frequently Asked Questions (FAQs) regarding
                    the SICR Programs;
                  - Administration of upgrades for the SICR Programs; and
                  - Remote monitoring.

            2.4.2 GeoTel will provide Second Level Support to Distributor. Second Level Support consists of the following services:

                  - Backup 7X24 Support to Distributor for the Distributor
                    responsibilities detailed in First Level Support; and
                  - Revisions for the SICR Programs according to the Severity
                    Levels defined above.

3.    NEW RELEASES

      3.1 New Releases. GeoTel will provide New Releases (as defined below) to Distributor for Customers for which Distributor has previously purchased a license for such SICR Programs and these SICR Programs are currently under Support.

      3.2 Support of New Releases. For one hundred eighty (180) days following the date GeoTel makes a New Release commercially available, the previous new Release shall be covered by Support; thereafter, only the most current New Release shall be covered by Support.

      3.3 Separate Programs. Notwithstanding anything to the contrary, GeoTel shall have no obligation to furnish Distributor or Customers with separately priced programs, or components or options to the SICR Programs for which Distributor or Customer has not previously purchased a license.

      3.4 Use Restriction. When Distributor or Customer upgrades its SICR Programs to a New Release, it shall not be permitted to continue to use a previous New Release and the current New Release concurrently, e.g., only one licensed copy of a SICR Program may be used at a time.

      3.5   Definitions

      "New Release" means Updates and Upgrades created and issued at the discretion of GeoTel.

      "Updates" means error corrections, modifications to existing functionality, or minor enhancements to SICR Program(s) made by GeoTel. Such Updates may be issued as revisions which are designated as the next incremental release of the SICR Program(s) by a change in the revision number that is reflected by a change in the number to the right of the decimal point, i.e., a change from X.1 to X.2.

      "Upgrades" means new major functionality added to SICR Program(s) made by GeoTel. Such new functionality may be issued as revisions which are designated as the next incremental release of the SICR Program(s) by a change in the revision number that is reflected by a change in the number to the left of the decimal point, i.e., a change from 2.X to 3.X.

4.    DISTRIBUTOR AND CUSTOMER RESPONSIBILITIES

      4.1   Training

      Distributor shall designate at least one, but not more than three, person(s) at Distributor' primary Central Controller SICR Programs site, who has attended SICR Programs courses at GeoTel, to serve as Distributor' primary point-of-contact for communications on behalf of Distributor and Customers with the GeoTel Customer Support Center. Distributor shall ensure that at least two Distributor engineers successfully complete and maintain GeoTel certification.

      4.2   Remote Maintenance and Diagnostics Access

      Distributor shall provide, and ensure that Customers provide, at no charge to GeoTel, access to telecommunications equipment, as reasonably determined by GeoTel to be required in order to establish a data communication link between Distributor or Customer and GeoTel, for use in remote diagnosis and support of the SICR Programs. Distributor also agrees to make available, and ensure that Customers make available, to GeoTel current system passwords as necessary to provide such remote diagnosis and support.

      4.3   Support of Premise Equipment

      Distributor shall provide, and ensure that Customers provide, support for all network Distributor and Customer premise equipment, respectively, as may be required for network services, such as, but not limited to, data service units, channel service units, and local and wide area network routers and bridges.

      4.4   Problem Verification

      Distributor is responsible for all reasonable efforts to verify the existence of a SICR Program GeoTel Hardware problem prior to requesting Support from GeoTel.

      4.5   Support of Administrative Workstation Desktop Environment

       Distributor and/or Customer are responsible for supporting the Administrative Workstation Windows NT Desktop environment for the GeoTel Administrative Workstation SICR Programs. GeoTel will make reasonable efforts to assist Distributor in diagnosing and resolving problems which may occur as a result of conflicts or resource contention between SICR Programs and Customer applications that may be running in the Administrative Workstation Desktop Environment.

       4.6    Changes to Central Controller or Peripheral Gateways

       Distributor and/or Customer shall obtain authorization from GeoTel prior to making any software or hardware configuration changes to the Central Controller (Router, Logger, or Network Interface Controller) or Peripheral Gateways SICR Programs.

       4.7    Support of Third Party Products

       Distributor and/or Customer are solely responsible for providing technical support for Third Party Products and all upgrades thereto.

       4.8    Support of Network Services

       Distributor and/or Customer shall provide support and be responsible for all network services, including local and wide area data networks, inter-exchange carrier access services, and all associated premises wiring and equipment required for the SICR Programs. Distributor and/or Customer shall report network service problems to the appropriate network service provider or vendor.

5.     TRAINING SERVICES

Training is conducted at GeoTel's training facility in Massachusetts. Distributor is responsible for paying all travel and related expenses for Distributor and Customer employees. See GeoTel's current price list for training credits and prices applicable to the SICR Programs purchased.
See GeoTel's current Training Catalog for course availability, descriptions and policies. Support Services do not include Training.

6.     SCOPE OF SUPPORT POLICY

This Support Policy is GeoTel's current policy for same and is subject to change by GeoTel at any time at its discretion.

[GEOTEL LOGO]    [GEOTEL COMMUNICATIONS CORPORATION LETTERHEAD]


                        DISTRIBUTOR INSTALLATION POLICY
                                      FOR
                     INTELLIGENT CALLROUTER (ICR) PROGRAMS
                                 (REV: 981008)


--------------------------------------------------------------------------------


1.     INTRODUCTION

This Distributor Installation Policy sets forth GeoTel's installation policy for Distributors of ICR Programs who purchase Installation Services. The terms used herein shall have the same meaning as in GeoTel's applicable distribution agreement ("Agreement"). References to "ICR Programs" in this Installation Policy shall refer to ICR Programs, as such term is defined in the Agreement, and other Programs on an Order for same, and excluding Programs known as Site ICR Programs and Network ICR Programs. References to the ICR Platform in this Installation Policy shall refer to the ICR Programs located and configured on Distributor or Customer supplied Third Party Products. References to the "Central Controller" shall refer to ICR Programs known as the Intelligent CallRouter and Logger, currently GeoTel model #12002 and the like.

2.     INSTALLATION SERVICES -- NEW ICR PROGRAMS INSTALLATIONS

The Installation Services described in this Section are provided only for the ICR Programs listed on an Order that includes a Central Controller. Travel costs for GeoTel employees traveling to sites in the United States and Canada are included. Distributor shall pay GeoTel for travel costs for GeoTel employees traveling to Distributor or Customer sites outside the United States and Canada. Repeat travel by GeoTel employees to an ICR Programs site as the result of the site, Distributor and/or Customer not being ready is subject to travel, reasonable out-of-pocket, and time and materials, charges.

       2.1    Installation Planning

              2.1.1 Project Engineer. Upon receipt of an Order for ICR Programs, each party will designate a project engineer for the installation. The Project Engineers will be the primary points of contact for all project planning activities.

              2.1.2 Project Planning Activities. The Project Engineers will serve as the "team leaders," drawing on resources as necessary to ensure that the following tasks are accomplished:

                     (a) Conduct a one-day pre-install planning meeting at Customer's primary Central Controller site;

                     (b) Confirm Customer business goals and review Acceptance Criteria for the ICR Programs;

                     (c) Provide Customer with implementation planning guidance, including information regarding:

                          - Inter-exchange carrier access links
                          - ICR Programs network links (LAN/WAN)
                          - Third Party Products
                          - ACD CTI link hardware and software
                          - Premises space, environment, and power requirements;

               (d) Provide application configuration and scripting assistance as determined by GeoTel; and

               (e)  Coordinate tasks required to implement ICR
          Programs-controlled call routing.

     2.2  ICR Programs Loading, Configuration, and Test

     The Distributor and/or Customer are encouraged to use a supplier recommended by GeoTel for the acquisition and integration of Third Party Products, and in such event, Distributor or Customer may be eligible for a reduction in GeoTel's standard installation fees in accordance with GeoTel's standard policies then in effect. Alternatively, Distributor and/or Customer may elect to have GeoTel load and configure the ICR Programs on Third Party Products at GeoTel's standard installation fee then in effect. In either case, ICR Programs will be completely integrated and tested with the Third Party Products.

     2.3  Installation and Monitoring

          2.3.1 Central Controller Site Installation. After verifying that site preparations are complete, a qualified GeoTel employee will make a single trip, if necessary, to each Central Controller site (including sites for which the remote redundancy option has been licensed) for installation and connection of ICR Platforms to Distributor or Customer provided network facilities, ICR Programs configuration, and data and inter-exchange carrier network services verification. The ICR Programs configuration will be completed to the extent to allow enterprise-wide monitoring and routing of calls.

          2.3.2 Peripheral Gateway Site(s) Installation. After verifying that site preparations are complete, a qualified GeoTel employee will make a single trip, if necessary, to each Peripheral Gateway site for placement of ICR Platforms, connection of ICR Platforms to Distributor or Customer provided network facilities, ICR Programs configuration, and data network services verification.

          2.3.3 ICR Programs Monitoring. After installation of the Central Controller site(s) and Peripheral Gateway site(s), GeoTel will conduct remote monitoring of the ICR Programs from its Customer Support Center to validate enterprise-wide performance and configuration.

     2.4  ICR Programs-Controlled Routing

     After completion of the remote monitoring phase and verifying that inter-exchange carrier provisioning has been completed, a qualified GeoTel employee will make a single trip, if necessary, to the Central Controller site(s) for final ICR Programs configuration and testing, and commencement of ICR Programs-controlled routing.

3.  INSTALLATION SERVICES - ON-SITE UPGRADES AND EXPANSIONS

Distributor is responsible for planning and performing all Customer upgrades and expansions. However, GeoTel is available to perform Installation Services for upgrades of Third Party Products, and New Releases and add-on Orders for the SICR Programs, in accordance with GeoTel's policies, prices and fees then in effect.

4.  TRAINING SERVICES

Training is conducted at GeoTel's training facility in Massachusetts. Distributor is responsible for paying all travel and related expenses for Distributor and Customer employees. See GeoTel's current price list for training credits and prices applicable to the ICR Programs purchased. See GeoTel's current Training Catalog for course availability, descriptions and policies.

5.   DISTRIBUTOR AND CUSTOMER RESPONSIBILITIES

     5.1  Provisioning of Network Services

     Distributor and/or Customer shall be responsible for acquiring, installing and activating all network services, including local and wide area data networks, inter-exchange carrier access services, and all associated premises wiring and equipment required for the ICR Programs. Distributor and/or Customer shall report network service problems to the appropriate network service provider or vendor.

     5.2  Remote Maintenance and Diagnostics Access

     Distributor and/or Customer shall provide, at no charge to GeoTel, access to telecommunications equipment, as reasonably determined by GeoTel to be required in order to establish a data communication link between Distributor or Customer and GeoTel, for use in remote diagnosis and support of the ICR Programs. Distributor also agrees to make available, and to ensure that Customers make available, to GeoTel current system passwords as necessary to provide such remote diagnosis and support.

     5.3  Premise Equipment

     Distributor and/or Customer shall be responsible for acquiring, installing and activating all network Distributor and Customer premise equipment, respectively, as may be required for network services, such as, but not limited to data service units, channel service units, and local and wide area network routers and bridges.

     5.4  Third Party Products

     Distributor and/or Customer are responsible for obtaining and installing any and all Third Party Products, including upgrades thereto, as these become available or as required for use in conjunction with the ICR Programs. If Distributor or Customer elects to have GeoTel load and configure the ICR Programs on the Third Party Products, then Distributor or Customer shall also be responsible for timely delivery of the Third Party Products to the integration facility designated by GeoTel in accordance with the schedule in the Project Plan, or as otherwise agreed by the parties.

6.   SCOPE OF INSTALLATION POLICY

This Installation Policy is GeoTel's current policy for same and is subject to change by GeoTel at any time at its discretion.

GEOTEL GEOTEL COMMUNICATIONS CORPORATION

                        DISTRIBUTOR INSTALLATION POLICY
                                      For
                  Site Intelligent CallRouter (SICR) Programs
                                 (Rev: 981008)
-------------------------------------------------------------------------------

1.   INTRODUCTION

This Distributor Installation Policy sets forth GeoTel's installation policy for Distributors of SICR Programs who purchase Installation Services. The terms used herein shall have the same meaning as in GeoTel's applicable distribution agreement ("Agreement"). References to "SICR Programs" in this Installation Policy shall refer to SICR Programs, as such term is defined in the Agreement, and other Programs on an Order for same. References to the SICR Platform in this Installation Policy shall refer to the SICR Programs loaded and configured on Distributor or Customer supplied Third Party Products. References to the "Central Controller" shall refer to SICR Programs known as the Site Intelligent CallRouter and Logger, currently GeoTel model #20010 and the like.

2.   INSTALLATION SERVICES - NEW SICR PROGRAMS INSTALLATIONS

The Installation Services described in this Section are provided only for the SICR Programs listed on an Order that includes a Central Controller. Travel costs for GeoTel employees traveling to Customer sites in the United States and Canada are included. Distributor shall pay GeoTel for travel costs for GeoTel employees traveling to Distributor or Customer sites outside the United States and Canada. Repeat travel by GeoTel employees to a SICR Programs site as the result of the site, Distributor and/or Customer not being ready is subject to travel, reasonable out-of-pocket, and time and materials, charges.

     2.1  Installation Planning

          2.1.1 Project Engineer. Upon receipt of an Order for SICR Programs, each party will designate a project engineer for the installation. The Project Engineers will be the primary points of contact for all project planning activities.

          2.1.2 Project Planning Activities. The Project Engineers will serve as the "team leaders," drawing on resources as necessary to ensure that the following tasks are accomplished:

                    (a) Conduct a one-day pre-install planning meeting at Customer's primary Central Controller site;

                    (b) Confirm Customer business goals and review Acceptance Criteria for the SICR Programs;

                    (c) Provide Customer with implementation planning guidance, including information regarding:

                         - Inter-exchange carrier access links
                         - SICR Programs network links (LAN/WAN)
                         - Third Party Products
                         - ACD CTI link hardware and software
                         - Premises space, environment, and power requirements;

               (d) Provide application configuration and scripting assistance as determined by GeoTel; and

               (e)  Coordinate tasks required to implement SICR
          Programs-controlled call routing.

     2.2  SICR Programs Loading, Configuration, and Test

     The Customer and/or Distributor are encouraged to use a supplier recommended by GeoTel for the acquisition and integration of Third Party Products, and in such event, Distributor or Customer may be eligible for a reduction in GeoTel's standard installation fees in accordance with GeoTel's standard policies then in effect. Alternatively, Distributor and/or Customer may elect to have GeoTel load and configure the SICR Programs on Third Party Products at GeoTel's standard installation fee then in effect. In either case, SICR Programs will be completely integrated and tested with the Third Party Products.

     2.3  Installation and Monitoring

          2.3.1 Central Controller Site Installation. After verifying that site preparations are complete, a qualified GeoTel employee will make a single trip, if necessary, to each Central Controller site (including sites for which the remote redundancy option has been licensed)for installation and connection of SICR Platforms to Distributor or Customer provided network facilities, SICR Programs configuration, and data and inter-exchange carrier network services verification. The SICR Programs configuration will be completed to the extent to allow enterprise-wide monitoring and routing of calls.

          2.3.2 SICR Programs Monitoring. After installation of the Central Controller site(s) and Peripheral Gateway site(s), GeoTel will conduct remote monitoring of the SICR Programs from its Customer Support Center to validate enterprise-wide system performance and configuration.

     2.4  SICR Programs-Controlled Routing

     After completion of the remote monitoring phase and verifying that inter-exchange carrier provisioning has been completed, a qualified GeoTel employee will make a single trip, if necessary, to the Central Controller site(s) for final SICR Programs configuration and testing, and commencement of SICR Programs-controlled routing.

3.   INSTALLATION SERVICES - ON-SITE UPGRADES AND EXPANSIONS

Distributor is responsible for planning and performing all Customer upgrades and expansions. However, GeoTel is available to perform Installation Services for upgrades of Third Party Products, and New Releases and add-on Orders for the SICR Programs, in accordance with GeoTel's policies, prices and fees then in effect.

4.   TRAINING SERVICES

Training is conducted at GeoTel's training facility in Massachusetts. Distributor is responsible for paying all travel and related expenses for Distributor and Customer employees. See GeoTel's current price list for training credits and prices applicable to the SICR Programs purchased. See GeoTel's current Training Catalog for course availability, descriptions and policies.

5.   DISTRIBUTOR AND CUSTOMER RESPONSIBILITIES

     5.1  Provisioning of Network Services

     Distributor and/or Customer shall be responsible for acquiring, installing and activating all network services, including local and wide area data networks, inter-exchange carrier access services, and all associated premises wiring and equipment required for the SICR Programs. Distributor and/or Customer shall report network service problems to the appropriate network service provider or vendor.

     5.2  Remote Maintenance and Diagnostics Access

     Distributor and/or Customer shall provide, at no charge to GeoTel, access to telecommunications equipment, as reasonably determined by GeoTel to be required in order to establish a data communication link between Distributor or Customer and GeoTel, for use in remote diagnosis and support of the SICR Programs. Distributor shall also make available, and ensure that Customers make available, to GeoTel current system passwords as necessary to provide such remote diagnosis and support.

     5.3  Premise Equipment

     Distributor and/or Customer shall be responsible for acquiring, installing and activating all network Distributor and Customer premise equipment, respectively, as may be required for network services, such as, but not limited to data service units, channel service units, and local and wide area network routers and bridges.

     5.4  Third Party Products

     Distributor and/or Customer are responsible for obtaining and installing any and all Third Party Products, including upgrades thereto, as these become available or as required for use in conjunction with the SICR Programs. If Distributor or Customer elects to have GeoTel load and configure the SICR Programs on the Third Party Products, then Distributor or Customer shall also be responsible for timely delivery of the Third Party Products to the integration facility designated by GeoTel in accordance with the schedule in the Project Plan, or as otherwise agreed by the parties.

6.   SCOPE OF INSTALLATION POLICY

This Installation Policy is GeoTel's current policy for same and is subject to change by GeoTel at any time at its discretion.

                                   EXHIBIT D
                   PRICES, COMMITMENT AND DISCOUNTS SCHEDULE


1.  COMMITMENT LEVEL

    a. QUINTUS commits to a minimum of [*] in guaranteed payments to GeoTel for each 12 month period following the Effective Date. This commitment is inclusive of all royalties generated from Quintus' Orders of ICR and SICR products during the each twelve month period. Any outstanding balance of the minimum $2,000,000.00 payment due by the end of each 12 month period shall be paid by QUINTUS within 30 days of the end of each such period.

    b.  [*]

    c. GeoTel will upgrade any unsolid inventoried units to the most current version of the product.

2.   LIST PRICE SCHEDULES AND END-USER DISCOUNT SCHEDULES

    a. GeoTel will deliver to QUINTUS the most current GeoTel list prices for North America and elsewhere for customers and other resellers. Which list prices to use for a particular Order will depend on the intended installation or delivery site for the Programs or Services as applicable.

    b. GeoTel will give notice to QUINTUS 90 days in advance of any list price changes.

3.   DISCOUNT SCHEDULES FOR PROGRAMS

     The Discount/Purchase Commitment Schedule is based on aggregate net purchase orders during each 12 month term of the Agreement as follows:

Net Annual Dollar Purchases Schedule                        Discount
[*]


     Discounts will be based on actual annual net purchases achieved at the time an Order is generated for a particular 12 month period. The foregoing discounts shall apply to Program purchases only.

4. Installation Fees. Unless otherwise specified in the then-current Price List, the Installation fee for completely new systems to be installed in the Territory shall be [*] of the current list price of the Programs at the time an Order is generated and [*] of the current list price for add-on orders to an existing central site installation. In the event that Quintus or Customer uses a third party integrator, certified by GeoTel, for the acquisition and integration of Third Party Products, then Quintus or Customer, as applicable, may be eligible for a reduction in GeoTel's standard Installation fees


[*] Certain information in this exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

in accordance with GeoTel's policies then in effect. Travel and living expense will be charged separately. The Installation fees are not discountable.

5. Order Deposit. An Order deposit equal to the sum of the Installation fees on each Order shall be due at the time of such Order for Programs. The Order deposit is non-refundable.

6. Support Services. Unless otherwise specified in the Price List, for the initial one (1) year term of Support Services, the annual Support Services fee for Programs to be installed in the Territory equal [*] of the list price of the Programs at the time of the Order; thereafter, the Support Services fee for each subsequent one (1) year term shall equal GeoTel's standard rate in effect on the date of renewal for Support Services multiplied by the list price of the Programs at the time the Programs were ordered. If Quintus is providing First Level Support to its Customers, the annual Support Services fee for Second Level Support to be provided by GeoTel is currently [*] of the list price of the Programs at the time the Programs were ordered; thereafter, the Support Services fee for Second Level Support for each subsequent one (1) year term shall equal GeoTel's standard rate in effect on the date of renewal for such Support Services multiplied by the list price of the Programs at the time the Programs were ordered. Support Services are non-discountable. Support Services fees are payable annually in advance of service. GeoTel agrees not to increase its Support fees, in the aggregate, by more than [*] per annum unless GeoTel materially changes its Support Services offering.

7. Professional Services. Fees for Professional Services, or any other services, shall equal GeoTel's standard list price in effect at the time of an Order for such services. Professional Services and all other services are non-discountable.

8. Training. Fees for Training equal GeoTel's standard list price in effect at the time of an Order for training. Training Services are non-discountable.

9.  Implementation and Support Certification Program Requirements:

    Training:  Complete the Implementation and Support Certification Training
               (See GeoTel's Training Catalog)

    Tools: Acquire license for GeoTel's Grid, Listener, and Inspect software tools

     Fees:     See applicable Price List(s).


[*] Certain information in this exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

10.  SITE ICR UNBUNDLED PRICING SCHEDULE

Site ICR Pricing Model

                                   ICR LIST                                    AGENTS
           PRODUCT                  PRICE        AGENTS         AGENTS       (SITE ICR)
           -------                 --------     ---------     ----------     ----------
Small Site ICR Packages

Includes:                          [*]          [*]           [*]            [*]
Call Rogger (Redundant)            [*]          [*]           [*]            [*]

Peripheral Gateway                 [*]          [*]           [*]            [*]
Redundant PG                       [*]          [*]           [*]            [*]

PG Post-Routing                    [*]          [*]           [*]            [*]

Enterprise CTI                     [*]          [*]           [*]            [*]
Redundant Enterprise CTI           [*]          [*]           [*]            [*]

Enterprise IVR                     [*]          [*]           [*]            [*]
Redundant Enterprise IVR           [*]          [*]           [*]            [*]

System Manager                     [*]          [*]           [*]            [*]

TOTAL SOFTWARE                                  [*]           [*]            [*]


ADD-ON PRODUCTS

App Gateway                        [*]          [*]           [*]            [*]
Redundant App Gateway              [*]          [*]           [*]            [*]
CtiClient (Active-X Toolkit)       [*]          [*]           [*]            [*]

      *SOFTWARE TOTAL              [*]          [*]           [*]            [*]


Note:

1.  Software Upgrade from [*] agents is [*]
2.  Software Upgrade from [*] agents is [*]

                            ATTACHMENT TO EXHIBIT D

                                   PRICE LIST

                                   EXHIBIT E

                              THIRD PARTY PRODUCTS


Manufacturer                    Product (then-current release)
------------                    ------------------------------
MIcrosoft                       Windows NT Server

Microsoft                       Windows NT Workstation

Microsoft                       Windows NT Server, Client License Only

Microsoft                       SQL Server NT

Microsoft                       SQL Server NT Workstation

Powersoft                       InfoMaker For Windows

Ataman Software, Inc.           Ataman Telnet Service

Symantec                        PCAnywhere

                                   EXHIBIT F
                              THIRD PARTY LICENSE
                            MINIMUM FLOW-DOWN TERMS

Each Third Party License shall contain the following minimum terms and conditions:

     (a) Customer ("Licensee") is granted a limited, non-exclusive and non-transferable license to use the Programs internally within its organization, on the Designated Computers.

     (b) The Programs may not be copied or reproduced, in whole or in part, except for use on the Designated Computer.

     (c) The Licensee shall not provide or otherwise make the Programs available to any other person or entity other than employees and contractors directly involved in the Licensee's use of the Programs and who are bound to protect the confidentiality of the Programs.

     (d) The Licensee shall not modify, enhance or create derivative works of the Programs or decompile, disassemble or reverse engineer the Programs except where authorized by applicable law.

     (e) Except for bodily injury or tangible property damage proximately caused by GeoTel, GeoTel shall not be liable to Licensee under any circumstances including, but not limited to, issues regarding Licensee's use of, or inability to use, the Programs or Services.

     (f) Portions of the Programs may be derived from third-party software licensed to GeoTel for integration into Programs and no such third-party (i) warrants the Programs or any portion thereof, (ii) assumes any liability regarding use of the Programs, or (iii) undertakes to furnish any support relating to the Programs.

     (g) Licensee acknowledges that the Programs are confidential and proprietary to GeoTel and its licensors, and same shall retain all rights, title and interest in and to the Programs including any intellectual property rights contained or embodied therein.

     (h) The Licensee shall not export the Program without first obtaining the appropriate U.S. or other governmental licenses and approvals, and the approval of GeoTel.

     (i) Licensee's right to use the Programs shall terminate (i) upon the breach of any terms and conditions set forth herein, (ii) when the initial Licensee ceases using the Programs, or (iii) upon the expiration of the relevant Third Party License.

     (j) Upon termination of a Third Party License, Licensee shall cease using the Programs, and return to Distributor all copies of the Programs and related documentation in its possession, in any form, or destroy same and certify its destruction to Distributor.

     (k) U.S. Government Restricted Rights: The Programs and/or user documentation are provided with RESTRICTED AND LIMITED RIGHTS. Use, duplication or disclosure by the Government is subject to restrictions as set forth in FAR 52.227-14 (June 1987), Alternate III(g)(3) (June 1987), FAR 52.227-19 (June
1987), or DFARS (52.227-7013 (c)(1)(ii) (June 1988), as applicable.
Contractor/Manufacturer is GeoTel Communications Corporation, 900 Chelmsford St., Tower II - Fl. 12, Lowell, MA 01851. In the event the Government seeks to obtain the Programs pursuant to standard commercial practice, the Third Party License, instead of the noted regulatory clauses, shall control the terms of the Government's license.

                                   Exhibit H
                           ADDITIONAL PARTY AGREEMENT

     WHEREAS, GeoTel Communications Corporation ("Vendor") and Data Securities International, Inc. ("Escrow Agent") have entered into a certain Deposit Agreement (Escrow Agreement) dated August 25, 1995 (the "Escrow Agreement"), a copy of which is attached hereto as Exhibit A;

     WHEREAS, _________________________ (the "Licensee") is a licensee of the "Program" (as defined in the Escrow Agreement) under a written license agreement and is also party to a customer support agreement with Vendor providing for support of such Program; and

     WHEREAS, the Licensee wishes to become a "Participating User" (as defined in the Escrow Agreement) and a party to the Escrow Agreement;

          NOW, THEREFORE, in consideration of the premises and the covenants contained in the Escrow Agreement, the Licensee agrees as follows:

     1. The Licensee shall be bound by all of the terms, conditions and covenants of the Escrow Agreement.

     2. In the event the Licensee obtains any source code for the Program, in addition to the Licensee's obligations under its license agreement and customer support agreement applicable to such Program, the following provisions shall apply to the Licensee's possession and use of such source code:

          a. Vendor shall retain all title, patent, copyright, trade secret and other proprietary rights in and to all Program source code obtained by the Participating User and all copies thereof made by the Participating User.

          b. The Licensee acknowledges that all Program source code is confidential and constitutes a valuable asset of Vendor. The Licensee shall hold all Program source code strictly confidential and shall not disclose, publish, display or otherwise make available to any person or entity any Program source code or any part of copy thereof without Vendor's prior written consent. The Licensee shall not duplicate, copy, reproduce or use any of the Program source code other than for the purpose of performing those support services with respect to the Affected Program that Vendor was to perform under the Licensee's customer support agreement covering such Program which was in effect at the time the Licensee obtained such source code.

          c. The Licensee shall limit the use of and access to all Program source code to its bona fide employees and consultants whose use of or access to Program source code is necessary to the Licensee's support of such Program and shall take all actions and precautions necessary to prevent display, publication, disclosure or unauthorized use of, or access to, any Program source code, including, without limiting the generality of the foregoing, regularly informing employees and consultants of the confidential and proprietary nature of all Program source code, regularly instructing employees and consultants as to procedures to be followed and precautions to be taken to protect and maintain the confidentiality and proprietary nature of all Program source code and, prior to their use of or access to any Program source code, obtaining from employees and consultants their written agreement to follow all such procedures, and otherwise take all such actions and precautions, as are necessary to prevent the display, publication, disclosure or unauthorized use of, or access to, any Program source code.


          d. The Licensee shall not make any copies of the Program source code other than archive or back-up copies. The Licensee may use Program source code to make object code copies for the purpose of performing support services with respect to the Affected Program, provided that at no time shall the Licensee have or use any more object code copies of the Affected Program than Licensee was entitled to have or use at the time the Licensee obtained such source code. The Licensee shall not remove any copyright or proprietary rights notice included in or on any Program and shall reproduce all such notices on any copies of any Program which the Licensee may make.

          e. Upon the expiration or earlier termination of the license agreement granting to the Licensee the right to use any Program, the Licensee shall return to Vendor all such Program source code and all copies thereof, in any medium, in the Licensee's possession, custody or control.

          f. The provisions of this Section 2 shall survive such expiration or earlier termination and the expiration or earlier termination of the Licensee's rights under the Escrow Agreement hereunder.

     3. Simultaneously with the execution and delivery of this Additional Party Agreement by the Licensee, the Licensee shall pay Escrow Agent an Initial Escrow Participation Fee in accordance with Section 8 of the Escrow Agreement. Thereafter, the Licensee shall pay Escrow Agent the Annual Escrow Fees in accordance with such Section 8. As a further condition to release of any Program from escrow under Section 4 of the Escrow Agreement, the Licensee shall pay to the Escrow Agent the amount of any fees and expenses which the Escrow Agent shall charge in connection with any such release, or, at Vendor's request, reimburse Vendor for such amount. If the Licensee shall fail to pay any Annual Escrow Fee or other amount due under this Additional Party Agreement or the Escrow Agreement, promptly and when due, Vendor or Escrow Agent may, by notice in writing to the Licensee, terminate the Licensee's status as a Participating User under the Escrow Agreement and the Licensee's rights hereunder and thereunder. Any such notice shall be effective upon its mailing to the Licensee.

     4. Escrow Agent shall not by reason of its execution of the Escrow Agreement assume any responsibility or liability other than for the performance of its obligations with respect to Deposits held by it in accordance with the Escrow Agreement. Escrow Agent shall act thereunder as a depository only and shall not be responsible for the sufficiency, correctness, genuineness or validity of a Deposit, nor shall it have any obligation to ensure that Vendor delivers updated versions of Deposits. Escrow Agent shall not be liable for any failure of either Vendor or the Licensee to comply with any of the provisions of the Escrow Agreement. Escrow Agent shall be entitled to rely upon any notice, signature or writing which on its face purports to be genuine and to be signed and presented by a proper representative of a party or parties. Escrow Agent's decision as to the sufficiency of any notice or affidavit delivered to it pursuant to the Escrow Agreement shall be final and conclusive. In no event shall Escrow Agent be liable for any loss, damage or other injury to any person as a result of any act or failure to act in connection with the Escrow Agreement which is not due to Escrow Agent's gross negligence or willful misconduct, and the Licensee shall indemnify Escrow Agent and hold it harmless from any and all liabilities, damages, costs and expenses, including reasonable attorneys' fees, which may be sustained or incurred by Escrow Agent as a result of any such act or failure to act in any matter involving the Licensee.

     5. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the Commonwealth of Massachusetts without regard to its principles of conflicts of laws.

     6. No waiver, modification or amendment of any provision of this Agreement shall be effective unless made in writing and signed by Vendor and the Licensee.

     7. This Agreement shall be binding upon the Licensee and shall inure to the benefit of Vendor and Escrow Agent and their respective legal representatives, successors and assigns.

     8. Capitalized terms used, but not otherwise defined, in this Agreement shall have the meanings given them in the Escrow Agreement.

     9. This Agreement shall be effective, and the Licensee shall become a Participating User, upon (a) Licensee's execution hereof, (b) Vendor's execution of its consent hereto and, if this Additional Party Agreement is not substantially in the form of Appendix C to the Escrow Agreement, Escrow Agent's execution of its consent hereto and (c) Licensee's payment of the Initial Escrow Participation Fee.

     10.  Licensee's address for notice purposes is:

     ------------------------------

     ------------------------------

     ------------------------------

     ------------------------------
     ATTENTION:
     ------------------------------

     11. Licensee acknowledges that the Program is subject to the export control laws of the United States of America and relevant regulations issued by the United States Department of Commerce and Department of State. Licensee agrees to comply with all such laws and regulations, and all other applicable laws and regulations. Without limiting the generality of the foregoing, Licensee shall not, and hereby assures Vendor that it will not, allow the export or re-export, directly or indirectly, of any Program or the direct products thereof unless prior written authorization is obtained from Vendor and, where required, the United States government.

     IN WITNESS WHEREOF, the Licensee has executed and delivered this Agreement as an agreement under seal on this ________ day of _______________, 199__.


-------------------------------------     Consent by Vendor:
("Licensee")                              GeoTel Communications Corporation


By:                                       By:
    ---------------------------------         ---------------------------------
    (Signature)                               (Signature)

Name:                                     Name:
      -------------------------------           -------------------------------

Title:                                    Title:
       ------------------------------            ------------------------------

Date:                                     Date:
      -------------------------------            ------------------------------



Consent by Escrow Agent:
Data Securities International, Inc.


By:
    ---------------------------------
    (Signature)


Name:
      -------------------------------

Title:
       ------------------------------

Date:
      -------------------------------

                      ATTACHMENT TO THIRD PARTY AGREEMENT

                              Escrow Agent's Fees


Paid by Vendor:
     Initial Escrow Fee, for Year 1:                                 $2560*
     Annual Escrow Fee, for each subsequent year:                      950**

Paid by Participating Users:

     Initial Escrow Participation Fee, for Year 1:                   $1650**
     Annual Escrow Participation Fee, for each subsequent year:        650**


*Paid by Vendor in 1995.

**These fees represent Escrow Agent's published list prices in effect as of August, 1997. Escrow Fees are subject to change by Escrow Agent based on Escrow Agent's then-current published list prices.

                                   EXHIBIT L

                                LISTED COUNTRIES


"Listed Countries" means all Berne Convention signatories (a current list of these countries is attached hereto) and any other additional countries which QUINTUS requests to be added to the Listed Countries and where GeoTel consents in writing to such a request which consent will not be unreasonably withheld. GeoTel may refuse to consent to add any additional country where (1) GeoTel has a reasonable basis to believe that it will be unable to adequately provide installation and/or maintenance and support services for such Programs in such location or (2) the intellectual property laws of the target country do not provide adequate protection of GeoTel's intellectual property rights.

                                   EXHIBIT L

                                  (CONTINUED)


BERNE CONVENTION SIGNATORIES


                           STATUS ON JANUARY 1, 1999


                                Date on which
                                State
                                became party to
                                the                     Latest Act of the Convention to which State is party
State                           Convention              and date on which State became party to that Act
-------------------------------------------------------------------------------------------------------------
Albania.....................    March 6, 1994           Paris:        March 6, 1994
Algeria.....................    April 19, 1998          Paris:        April 19, 1998(ii, iii)
Argentina...................    June 10, 1967           Brussels:     June 10, 1967
                                                        Paris:        Articles 22 to 38: October 8, 1980
Australia...................    April 14, 1928          Paris:        March 1, 1978
Austria.....................    October 1, 1920         Paris:        August 21, 1982
Bahamas.....................    July 10, 1973           Brussels:     July 10, 1973
                                                        Paris:        Articles 22 to 38: January 8, 1977
Bahrain.....................    March 2, 1997           Paris:        March 2, 1997
Barbados....................    July 30, 1983           Paris:        July 30, 1983
Belarus.....................    December 12,            Paris         December 12, 1997
Belgium.....................    December 5, 1887        Brussels:     August 1, 1951
                                                        Stockhol      Articles 22 to 38: February 12, 1975
Benin.......................    January 3, 1961(iv)     Paris:        March 12, 1975
Bolivia.....................    November 4, 1993        Paris:        November 4, 1993
Bosnia and Herzegovina......    March 1, 1992           Paris:        March 1, 1992
Botswana....................    April 15, 1998          Paris:        April 15, 1998
Brazil......................    February 9, 1922        Paris:        April 20, 1975
Bulgaria....................    December 5, 1921        Paris:        December 4, 1974
Burkina Faso................    August 19, 1963(vi)     Paris:        January 24, 1976
Cameroon....................    September 21,           Paris:        Articles 1 to 21: October 10, 1974
                                                        Paris:        Articles 22 to 38: November 10, 1973
Canada......................    April 10, 1928          Paris:        June 26, 1998
Cape Verde..................    July 7, 1997            Paris:        July 7, 1997
Central African Republic....    September 3, 1977       Paris:        September 3, 1977
Chad........................    November 25,            Brussels:     November 25, 1971(vii, viii)
                                                        Stockhol      Articles 22 to 38: November 25, 1971
Chile.......................    June 5, 1970            Paris:        July 10, 1975
China(ix)...................    October 15, 1992        Paris:        October 15, 1992
Colombia....................    March 7, 1988           Paris:        March 7, 1988
Congo.......................    May 8, 1962(Error!)     Paris:        December 5, 1975
Costa Rica..................    June 10, 1978           Paris:        June 10, 1978
Cote d'Ivoire...............    January 1, 1962         Paris:        Articles 1 to 21: October 10, 1974
                                                        Paris:        Articles 22 to 38: May 4, 1974
Croatia.....................    October 8, 1991         Paris:        October 8, 1991
Cuba........................    February 20, 1997       Paris:        February 20, 1997
Cyprus......................    February 24,            Paris:        July 27, 1983
Czech Republic..............    January 1, 1993         Paris:        January 1, 1993
Democratic Republic
  of the Congo..............    October 8,              Paris:        January 31, 1975
Denmark.....................    July 1, 1903            Paris:        June 30, 1979
Dominican Republic..........    December 24,            Paris:        December 24, 1997
Ecuador.....................    October 9, 1991         Paris:        October 9, 1991
Egypt.......................    June 7, 1977            Paris:        June 7, 1977
El Salvador.................    February 19, 1994       Paris:        February 19, 1994
Equatorial Guinea...........    June 26, 1997           Paris:        June 26, 1997
Estonia.....................    October 26, 1994(x)     Paris:        October 26, 1994
Fiji........................    December 1,             Brussels:     December 1, 1971
                                                        Stockhol      Articles 22 to 38: March 15, 1972
Finland.....................    April 1, 1928           Paris:        November 1, 1986
France......................    December 5, 1887        Paris:        Articles 1 to 21: October 10, 1974

----------------------------------------------------------------------------------------------------------
State                  Date on which        Latest Act of the Convention to which State is party
                       State                and date on which State became party to that Act
                       became party to
                       the Convention
----------------------------------------------------------------------------------------------------------
                                            Paris:        Articles 22 to 38: December 15, 1972
Gabon...............   March 26, 1962       Paris:        June 10, 1975
Gambia..............   March 7, 1993        Paris:        March 7, 1993
Georgia.............   May 16, 1995         Paris:        May 16, 1995
Germany.............   December 5, 1887     Paris:        Articles 1 to 21: October 10, 1974(xi)
                                            Paris:        Articles 22 to 38: January 22, 1974
Ghana..............    October 11, 1991     Paris:        October 11, 1991
Greece.............    November 9, 1920     Paris:        March 8, 1976
Guatemala..........    July 28, 1997        Paris:        July 28,1997
Guinea.............    November 20,         Paris:        November 20, 1980
Guinea-Bissau......    July 22, 1991        Paris:        July 22, 1991
Guyana.............    October 25, 1994     Paris:        October 25, 1994
Haiti..............    January 11, 1996     Paris:        January 11, 1996
Holy See...........    September 12,        Paris:        April 24, 1975
Honduras...........    January 25, 1990     Paris:        January 25, 1990
Hungary............    February 14, 1922    Paris:        Articles 1 to 21: October 10, 1974
                                            Paris:        Articles 22 to 38: December 15, 1972
Iceland............    September 7, 1947    Rome:         September 7, 1947
                                            Paris:        Articles 22 to 38: December 28, 1984
India..............    April 1, 1928        Paris:        Articles 1 to 21: May 6, 1984(xii, xiii)
                                            Paris:        Articles 22 to 38: January 10, 1975
Indonesia.........     September 5, 1997    Paris:        September 5, 1997
Ireland...........     October 5, 1927      Brussels:     July 5, 1959
                                            Stockhol      Articles 22 to 38: December 21, 1970
Israel............     March 24, 1950       Brussels:     August 1, 1951
                                            Stockhol      Articles 22 to 38: January 29 or February 26,
Italy.............     December 5, 1887     Paris:        November 14, 1979
Jamaica...........     January 1, 1994      Paris:        January 1, 1994
Japan.............     July 15, 1899        Paris:        April 24, 1975
Kenya.............     June 11, 1993        Paris:        June 11, 1993
Latvia............     August 11, 1995(xv)  Paris:        August 11, 1995
Lebanon...........     September 30,        Rome:         September 30, 1947
Lesotho...........     September 28,        Paris:        September 28, 1989
Liberia...........     March 8, 1989        Paris:        March 8, 1989
Libya.............     September 28,        Paris:        September 28, 1976
Liechtenstein.....     July 30, 1931        Brussels:     August 1, 1951
                                            Stockhol      Articles 22 to 38: May 25, 1972
Lithuania........      December 14,         Paris:        December 14, 1994
Luxembourg.......      June 20, 1888        Paris:        April 20, 1975
Madagascar.......      January 1, 1966      Brussels:     January 1, 1966
Malawi..........       October 12, 1991     Paris:        October 12, 1991
Malaysia........       October 1, 1990      Paris:        October 1, 1990
Mali............       March 19,            Paris:        December 5, 1977
Malta...........       September 21,        Rome:         September 21, 1964
                                            Paris:        Articles 22 to 38: December 12, 1977
Mauritania......       February 6, 1973     Paris:        September 21, 1976
Mauritius.......       May 10, 1989         Paris:        May 10, 1989
Mexico..........       June 11, 1967        Paris:        December 17, 1974
Monaco..........       May 30, 1889         Paris:        November 23, 1974
Mongolia.......        March 12, 1998       Paris:        March 12, 1998
Morocco........        June 16, 1917        Paris:        May 17, 1987
Namibia........        March 21, 1990       Paris:        December 24, 1993
Netherlands....        November 1, 1912     Paris:        Articles 1 to 21: January 30, 1986(xvi)
                                            Paris:        Articles 22 to 38: January 30, 1975(xvii)
New Zealand....        April 24, 1928       Rome:         December 4, 1947
Niger..........        May 2, 1962(Error!)  Paris:        May 21, 1975
Nigeria........        September 14,        Paris:        September 14, 1993
Norway.........        April 13, 1896       Paris:        Articles 1 to 21: October 11, 1995
                                            Paris:        Articles 22 to 38: June 13, 1974
Pakistan.......        July 5, 1948         Rome:         July 5, 1948
                                            Stockhol      Articles 22 to 38: January 29 or February 26,
Panama.........        June 8, 1996         Paris:        June 8, 1996
Paraguay.......        January 2, 1992      Paris:        January 2, 1992

-----------------------------------------------------------------------------------------------------------------------
State                             Date on which            Latest Act of the Convention to which State is party
                                  State became             and date on which State became party to that Act
                                  party to the
                                  Convention
-----------------------------------------------------------------------------------------------------------------------
Peru...........................   August 20, 1988          Paris:          August 20, 1988
Philippines....................   August 1, 1951           Paris:          Articles 1 to 21: June 18, 1997
                                                           Paris:          Articles 22 to 38: July 16, 1980
Poland.........................   January 28, 1920         Paris:          Articles 1 to 21: October 22, 1994
                                                           Paris:          Articles 22 to 38: August 4, 1990
Portugal.......................   March 29, 1911           Paris:          January 12, 1979(xviii)
Republic of Korea..............   August 21, 1996          Paris:          August 21, 1996
Republic of Moldova............   November 2, 1995         Paris:          November 2, 1995
Romania........................   January 1, 1927          Paris:          September 9, 1998
Russian Federation.............   March 13, 1995           Paris:          March 13, 1995
Rwanda.........................   March 1, 1984            Paris:          March 1, 1984
Saint Kitts and Nevis..........   April 9, 1995            Paris:          April 9, 1995
Saint Lucia....................   August 24, 1993          Paris:          August 24, 1993
Saint Vincent and
  the Grenadines...............   August 29, 1995          Paris:          August 29, 1995
Senegal........................   August 25, 1962          Paris;          August 12, 1975
Slovakia.......................   January 1, 1993          Paris:          January 1, 1993
Slovenia.......................   June 25, 1991            Paris:          June 25, 1991
South Africa...................   October 3, 1928          Brussels:       August 1, 1951
                                                           Paris:          Articles 22 to 38: March 24, 1975
Spain..........................   December 5, 1887         Paris:          Articles 1 to 21: October 10, 1974
                                                           Paris:          Articles 22 to 38: February 19, 1974
Sri Lanka......................   July 20, 1959(Error!)    Rome:           July 20, 1959
                                                           Paris:          Articles 22 to 38: September 23, 1978
Suriname.......................   February 23, 1977        Paris:          February 23, 1977
Sweden.........................   August 1, 1904           Paris:          Articles 1 to 21: October 10, 1974
                                                           Paris:          Articles 22 to 38: September 20, 1973
Switzerland....................   December 5, 1887         Paris:          September 25, 1993
Thailand.......................   July 17, 1931            Paris:          Articles 1 to 21: September 2, 1995(xix)
                                                           Paris:          Articles 22 to 38: December 29, 1980(Error!)
The former Yugoslav
  Republic of Macedonia........   September 8, 1991        Paris:          September 8, 1991
Togo...........................   April 30, 1975           Paris:          April 30, 1975
Trinidad and Tobago............   August 16, 1988          Paris:          August 16, 1988
Tunisia........................   December 5, 1887         Paris:          August 16, 1975
Turkey.........................   January 1, 1952          Paris:          January 1, 1996
Ukraine........................   October 25, 1995         Paris:          October 25, 1995
United Kingdom xx..............   December 5, 1887         Paris:          January 2, 1990
United Republic of Tanzania....   July 25, 1994            Paris:          July 25, 1989
United States of America.......   March 1, 1989            Paris:          March 1, 1989
Uruguay........................   July 10, 1967            Paris:          December 28, 1979
Venezuela......................   December 30              Paris:          December 30, 1982
Yugoslavia.....................   June 17, 1930            Paris:          September 2, 1975
Zambia.........................   January 2, 1992          Paris:          January 2, 1992
Zimbabwe.......................   April 18, 1980           Rome:           April 18, 1980
                                                           Paris:          Articles 22 to 38: December 30, 1981
(Total: 130 States)

---------------
i "Paris" means the Berne Convention for the Protection of Literary and Artistic Works as revised at Paris on July 24, 1971 (Paris Act); "Stockholm" means the said Convention as revised at Stockholm on July 14, 1967 (Stockholm Act); "Brussels" means the said Convention as revised at Brussels on June 26, 1948 (Brussels Act); "Rome" means the said Convention as revised at Rome on June 2, 1928 (Rome Act); "Berlin" means the said Convention as revised at Berlin on November 13, 1908 (Berlin Act).

ii With the declaration provided for in Article 33(2) relating to the International Court of Justice.

iii Pursuant to Article I of the Appendix of the Paris Act, this State availed itself of the faculties provided for in Articles II and III of the said Appendix. The relevant declaration is effective until October 10, 2004.




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
iV    Date on which the declaration of continued adherence was sent, after the accession of the State to independence.

V     Subject to the reservation concerning the right of translation.

Vi    Burkina Faso, which had acceded to the Berne Convention (Brussels Act) as from August 19, 1963, denounced the said Convention as from September 20, 1970. Later on, Burkina Faso acceded again to the Berne Convention (Paris Act); this accession took effect on January 24, 1976.

Vii   This State deposited its instrument of ratification of (or of accession
to) the Stockholm Act in its entirety; however, Articles 1 to 21 (substantive clauses) of the said Act have not entered into force.

Viii In accordance with the provision of Article 29 of the Stockholm Act applicable to the States outside the Union which accede to the said Act, this State is bound by Articles 1 to 20 of the Brussels Act.

iX    The Paris Act applies also to the Hong Kong Special Administrative Region with effect from July 1, 1997.

X     Estonia acceded to the Berne Convention (Berlin Act, 1908) with effect from June 9, 1927. It lost its independence on August 6, 1940, and regained it on August 20, 1991.

Xi    This State has declared that it admits the application of the Appendix of the Paris Act to works of which it is the State of origin by States which have made a declaration under Article VI(1)(i) of the Appendix or a notification under Article 1 of the Appendix. The declarations took effect on October 18, 1973, for Germany, on March 8, 1974, for Norway and on September 27, 1971, for the United Kingdom.

Xii   This State declared that its ratification shall not apply to the provisions of Article 14bis(2)(b) of the Paris Act (presumption of legitimization for some authors who have brought contributions to the making of the cinematographic work).

Xiii This State notified the designation of the competent authority provided by Article 15(4) of the Paris Act.

XiV   These are the alternative dates of entry into force which the Director
General of WIPO communicated to the States concerned.

XV    Latvia acceded to the Berne Convention (Rome Act, 1928) with effect from
May 15, 1937. It lost its independence on July 21, 1940, and regained it on August 21, 1991.

XVi   Ratification for the Kingdom in Europe.

XVii Ratification for the Kingdom in Europe. Articles 22 to 38 of the Paris Act apply to the Netherlands Antilles and Aruba.

XViii Pursuant to the provisions of Article 14bis(2)(c) of the Paris Act, this State has made a declaration to the effect that the undertaking by authors to bring contributions to the making of a cinematographic work must be in a written agreement. This declaration was received on November 5, 1986.

XiX   Pursuant to Article I of the Appendix of the Paris Act, this State availed itself of the faculty provided for in Article II of the said Appendix. The relevant declaration is effective until October 10, 2004.

XX    The United Kingdom extended the application of the Paris Act to the Isle of Man with effect from March 18, 1996.



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
                                   EXHIBIT N

                           MISCELLANEOUS COMMITMENTS


GeoTel will support Quintus' efforts to interface to the GeoTel CTI Server interface. GeoTel's support of this effort shall be limited to providing Quintus with technical advice relative to GeoTel's CTI Server interface.


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